UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Adobe Inc.
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Adobe Inc.

Notice of 2022 Annual Meeting of Stockholders
and Proxy Statement

A Message from Our Chairman and CEO

To our stockholders, customers, employees and partners,
As we approach our 40th anniversary, we have the opportunity to reflect on the company’s impact. Over the past four decades, our innovations have touched billions of lives across the globe. We could not be more proud of the impact our technologies have had on every aspect of society: from inventing desktop publishing with PostScript; to revolutionizing imaging and artistic expression with Photoshop; to giving designers and publishers unprecedented freedom with InDesign; to pioneering video and gaming through Flash and electronic documents through PDF; to creating the digital marketing category with Adobe Experience Cloud. It is humbling to think that the digital world runs on Adobe’s tools and platforms.
Adobe’s mission—to Change the World Through Digital Experiences—is more relevant than ever as we look ahead to the next decade. Adobe Creative Cloud, Document Cloud and Experience Cloud are at the nexus of the global shift to digital across all industries. We are catalyzing new markets across the digital economy for creators, communicators, solopreneurs and businesses of all sizes.
Outstanding Performance in 2021
In 2021, our teams remained laser-focused on innovating and serving customers around the world across Adobe Creative Cloud, Document Cloud and Experience Cloud.
In Adobe Creative Cloud, our strategy is to advance the state-of-the-art and creative across all media types including imaging, video and design by building new capabilities across desktop, web and mobile and empowering first-time creators and communicators to tell their stories and collaborate with ease. During the year, we debuted hundreds of advances, including Illustrator and Photoshop on the web and Creative Cloud Spaces. We are continuing to provide state-of-the-art tools for 3D and immersive media with Substance 3D to support end-to-end 3D workflows. With the addition of Frame.io, we are incorporating review and approval functionality to deliver a powerful collaboration platform for end-to-end video production. With the launch of Creative Cloud Express, we are charting a new path to democratize creativity for first-time creators by unifying creation, collaboration and sharing on the web, while adding significant value to our current Creative Cloud subscribers.
In Adobe Document Cloud, our strategy is to enable document verbs and use Adobe Acrobat as a gateway to related services. During the year, we saw tremendous growth in Acrobat online as more people tapped our powerful, free, browser-based document tools to handle important tasks on the fly without the need to download any software. Acrobat Web supports 21 frictionless verbs—like create, export, extract and edit—for both text and images in PDF. We continue to deepen the integration between Adobe Sign and Acrobat. Acrobat Liquid Mode uses Adobe Sensei to enable people to customize PDF reading on mobile devices for better readability. We have also made tremendous progress with PDF support within both the Chrome and Edge browsers.
With Adobe Experience Cloud, our strategy is to empower companies to deliver predictive, personalized, real-time digital experiences across every phase of the customer lifecycle. This year, we accelerated innovation across Adobe Experience Platform applications. We extended our Real-time Customer Data Platform from business-to-consumer to business-to-business (B2B), bringing together individual and account profiles across systems to give B2B companies a single view of each customer for the very first time. We launched Adobe Journey Optimizer, harnessing over 20 years of industry-leading email marketing and cross-channel campaign management expertise to empower brands to design and deliver personalized experiences across the full customer journey in a single application. As trust becomes mission-critical for digital business success, our continued investment in Adobe Experience Platform as the foundation for strong governance capabilities across our Experience Cloud business is becoming more important. We deepened integrations between Adobe Workfront and the rest of our Experience Cloud applications, unifying marketing workflows for customers.
All of this execution resulted in another outstanding fiscal year for Adobe. We achieved $15.79 billion in revenue, which represents 23% year-over-year growth. Earnings per share was $10.02 on a GAAP basis and $12.48 on a non-GAAP basis. We marked several significant milestones in Q4: our first $4 billion quarter overall, our first $3 billion quarter for Digital Media, our first $1 billion quarter for Digital Experience and over $2 billion in operating cash flows for the quarter. Our ability to drive top and bottom-line growth at scale is unparalleled, and we are well-positioned to capture the expansive market opportunities ahead of us.
Driving the Next Decade of Growth
Our strategy to unleash creativity for all, accelerate document productivity and power digital business puts us in the sweet spot of where the world needs technology to play a role, and positions us well for the next decade of growth.

With Adobe Creative Cloud, we are Unleashing Creativity across every media type and surface—empowering more people than ever with the tools to create, communicate, distribute, monetize their content and actively participate in the Creator Economy. As creativity becomes as much about collaboration as creation, we are integrating collaboration as a default directly into our applications and existing creative workflows. Our advances in 3D and immersive media are speeding up product, asset and scene creation for inclusion in games, videos and emerging platforms, while empowering customers to meet their own sustainability goals by lessening our collective impact on the earth. For immersive environments to succeed, they will have to be filled with rich, interactive, creative content, truly ownable digital assets and deliver uniquely engaging events and experiences—all areas where Adobe will play a pivotal role. The total addressable market for Creative Cloud is projected to be approximately $63 billion in 2024.
With Adobe Document Cloud, we are Accelerating Document Productivity by powering the paper-to-digital revolution as remote and hybrid work become increasingly ingrained in our daily lives. Our strategy of innovating our ubiquitous PDF format to enable frictionless document actions across web, desktop and mobile is paying big dividends. With PDF now the de-facto standard for business-to-business collaboration, we are deepening integrations between Adobe Acrobat and Adobe Sign to continue to extend the value of Acrobat in eSignature workflows. We remain committed to making PDF more intelligent for both interacting and reading. Using the power of artificial intelligence (AI) with Adobe Sensei, Document Cloud is automating workflows, adding new value across all document “verbs” and enabling new levels of productivity for small businesses, nonprofits and enterprises alike. We are unlocking business workflows through our PDF and Sign APIs and empowering developers to build document automation solutions that transform how their businesses work. The addressable market for Document Cloud is projected to grow to $32 billion by 2024.
With Adobe Experience Cloud, we are Powering Digital Business to deliver personalization at scale in a rapidly changing digital economy. Brands must address consumers’ rising expectations for engaging content that is personalized to their interests, needs and preferences—while protecting the privacy and security of their data. Adobe offers the most comprehensive set of solutions for building these personalized experiences, leveraging advanced content creation tools, business-changing insights, and real-time customer data from the industry’s only enterprise-grade Customer Data Platform. Taken together, these solutions empower businesses to deliver personalized experiences to millions of people in milliseconds. Our total addressable market for Adobe Experience Cloud is estimated to be $110 billion in 2024.
Underpinning our three clouds is the magic and power of Adobe Sensei—a significant differentiator and an enabler to more rapid innovation with a people-centered focus that allows us to enhance human endeavor in an ethical, responsible and inclusive way. We are hard at work making AI better for both our customers and our communities by amplifying human creativity, intelligence and ingenuity in service of cutting-edge digital experiences. The combined addressable market across our three clouds is estimated to be $205 billion in 2024.
For our next decade of growth, we will continue to build on our strong track record of creating and leading categories. We’re thinking more expansively about each part of the business and expanding the customers we serve—from first-time creators, communicators and students to small businesses and the largest global enterprises. We’re delivering leading products, services and platforms that stand the test of time. We are optimizing our data-driven operating model and continuously innovating business models to deliver value more rapidly to customers, capitalize on market opportunities and enable new monetization approaches. Our technologies support a vibrant and growing global ecosystem of partners and developers—across ISVs, system integrators, digital agencies and technology vendors—that create, customize and extend our solutions to the unique needs of our joint customers.
Our Purpose
At Adobe, we believe that it is not just what you do, but how you do it that matters. We have always been committed to building a company that does the right thing by focusing on people, purpose and community. This core set of values has guided our evolution and growth over the past four decades and inspires our employees around the world to focus on having more impact and inventing the future. There are three key areas in which we are uniquely positioned and motivated to make a difference: Adobe for All; Creativity for All; and Technology to Transform.
Adobe for All: We believe that everyone deserves equal treatment and opportunity and that the best way to drive change is to start within Adobe, by building a diverse and inclusive culture that represents and celebrates different perspectives. Greater representation leads to a virtuous cycle of more role models, advancement, growth and meaningful innovations for our customers and communities. We continue to be a leader in pay and opportunity parity and we are committed to growing our talent pipeline and increasing global diversity across the company and in leadership positions.
As part of our ongoing efforts to prepare students from diverse backgrounds with strong technology and creativity skills, Adobe established partnerships with Historically Black Colleges and Universities and Hispanic-serving Institutions. Each university received a $1 million donation from Adobe as part of our newly launched Anchor School Program to prepare students for jobs in the technology and creative industries.

In the last year, we have focused on supporting the protection and advancement of equal access to opportunities for marginalized and underrepresented groups. As a first step in this effort, Adobe, with financial support from the Adobe Foundation, launched a 3-year Equity and Advancement Initiative with 11 leading global Non-Governmental Organizations, including OutRightAction International, Human Rights Watch and Equal Justice Initiative, that will seek to address systemic barriers to opportunity and advance social equity. Through this model, the Adobe Foundation and the company are making long-term, strategic commitments and investing a minimum of $20 million over three years to provide meaningful partnership opportunities, learning experiences for employees and new ways of leveraging Adobe’s unique strengths in support of issues key to Adobe and our communities.
Creativity for All: We believe everyone is creative and has the right to share their story, which will create a richer world for all of us. We are committed to leading the way in empowering creators of all ages and backgrounds to access the tools, skills and platforms they need to express themselves, reach their full potential and share their unique and diverse perspectives with the world.
As part of our longstanding commitment to create greater opportunities for all, we have much to be proud of over the last year: our work with Sundance Ignite is empowering talented young filmmakers from around the world with mentorship and support to pursue the next step in their careers; our Diverse Voices platform is showcasing stories of diverse creators from a spectrum of disciplines; our Khan Academy partnership is providing millions of students throughout the world with high-quality educational resources and fluency in creative skills; our Creative Residency program has supported hundreds of creators from 45 countries through resources, mentorship and grants to bring their creative projects to life; and the many schools and organizations globally that we enable with our products. We are using our platform to give everyone the opportunity to tell their story.
Technology to Transform: As one of the world’s most innovative software companies whose products touch billions of people, we must take the impact of our technology as seriously as the development of the technology itself. As we continue to bring transformational technologies to market, we are committed to advancing the responsible use of technology for the good of society. Our innovations are making a significant impact through areas such as Content Authenticity, AI Ethics, Privacy & Security and Digital Literacy.
We are leading the Content Authenticity Initiative with numerous partners in hardware, software, publishing and social media, establishing the standard for transparency and attribution across the entire content ecosystem and helping to bring more trust to media. We believe AI has the power to amplify human intelligence, creativity and ingenuity to create exceptional digital experiences, and we’re committed to advancing AI Ethics in a responsible and inclusive way. In 2021, Adobe fully implemented its internal comprehensive AI review process to detect and resolve AI Ethics considerations, and we are partnering with BSA to ensure that responsible AI Ethics regulations are passed throughout the world. On Security and Privacy, Adobe continues to incorporate certified security and privacy controls into product development that meet and exceed regulations, as part of our commitment to honor the trust in our management of data placed in us by our employees and customers.
Sustainability
We are committed to achieving a zero-carbon operational footprint, developing digital products designed to enable our customers and communities to drive positive environmental impact and working with our peers, partners and employees to foster a culture of sustainability. We have demonstrated leadership in energy efficiency and renewable energy practices through the adoption of leading Science-Based Targets and a 100 percent renewable energy target by 2035 to add more renewable energy to our grid. More than 70 percent of our employees around the world work in LEED-certified offices, and we look forward to the grand opening of our fully electric office tower at our San Jose headquarters later this year.
Of course, none of this would be possible without the talent and dedication of our highly engaged global employee base—over 25,000 strong and growing! I am proud of the continued industry recognition we receive as a great and equitable place to work. Adobe was named one of Fortune’s 100 Best Companies to Work for the 21st year and received a 100 percent score on the Disability Equality Index for Best Places to Work for Disability Inclusion.
Looking Ahead
As we look to our 40-year anniversary, Adobe has a strong foundation—with an impressive track record of innovation, category and brand leadership, financial performance and growth. Our sustained momentum springs from our unwavering focus on our people, our customers and our purpose to harness the best of Adobe toward making a significant, positive impact across the globe. Coupled with the expanding market opportunity, Adobe’s best years are ahead of us.
Sincerely,
Shantanu Narayen
Chairman & CEO
Adobe Inc.

Notice of Annual Meeting of Stockholders

Date & Time	Location	Record Date
Thursday, April 14, 2022 9:00 a.m. Pacific Time	Virtual virtualshareholdermeeting.com/ADBE2022	Close of business on February 15, 2022

A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal executive offices at 345 Park Avenue, San Jose, California 95110 for the ten days prior to the meeting for any purpose related to the meeting and will be available during the entire time of the virtual meeting.

ITEMS OF BUSINESS		BOARD RECOMMENDATION
1.	Elect twelve members of our Board of Directors named herein to serve for a one-year term.	FOR each director nominee
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on December 2, 2022.	FOR
3.	Approve, on an advisory basis, the compensation of our named executive officers.	FOR
You may participate in the Annual Meeting by visiting www .virtualshareholdermeeting.com/ ADBE2022. There is no physical location for the Annual Meeting. For more information about the Annual Meeting, please see page 69 of the proxy.
Your vote is important. Please vote as soon as possible. You may vote your shares using the methods below.

Vote in Advance of the Meeting		Vote Online During the Meeting

:	Go to proxyvote.com and enter the 16-digit control number found in your Notice of Internet Availability or proxy card.	See “Information about the Meeting, Voting and Proxies – Participating in Our Virtual Annual Meeting” on page 69 for more information.

(	Call toll-free 1-800-690-6903.

+	Sign, date and return the proxy card or voting instruction form you received by mail.

By order of the Board of Directors,

Dana Rao Executive Vice President, General Counsel & Chief Trust Officer
March 4, 2022
San Jose, California

Special Note About Forward-Looking Statements
This proxy statement includes statements regarding future plans, expectations, beliefs, intentions and prospects that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. The words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this proxy statement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of our Forms 10-K and 10-Q. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this proxy statement, except as required by law.

No Incorporation By Reference
This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

Proxy Statement for the
2022 Annual Meeting of Stockholders

2022 Proxy Statement | i

ii | Adobe Inc.

Proxy Summary

The proxy materials, which include this proxy statement, proxy card, Notice of Annual Meeting of Stockholders and our 2021 Annual Report on Form 10-K, are being distributed and made available on or about March 4, 2022. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2022 Annual Meeting.

This summary does not contain all of the information you should consider. Please read this entire proxy statement carefully before voting.
Fiscal Year 2021 Financial Highlights

REVENUE	DIGITAL MEDIA REVENUE	DIGITAL EXPERIENCE REVENUE
$15.79B	$11.52B	$3.87B
↑ 23% from FY2020	↑ 25% from FY2020	↑ 24% from FY2020

GAAP OPERATING INCOME	NON-GAAP OPERATING INCOME*	OPERATING CASH FLOWS
↑37%	↑31%	$7.23B
from FY2020	from FY2020	during FY2021

GAAP DILUTED EPS	NON-GAAP DILUTED EPS*	STOCK REPURCHASES
$10.02	$12.48	$3.87B
during FY2021	during FY2021	returned to stockholders in FY2021

* Annex A includes a reconciliation of operating income and diluted earnings per share (“EPS”), reported under accounting principles generally accepted in the United States (“GAAP”), to non-GAAP operating income and non-GAAP diluted EPS.
Stockholder Engagement
Adobe has a history of actively engaging with our stockholders and regularly assessing our corporate governance, executive and director compensation and sustainability practices. Our Investor Relations team meets with investors, prospective investors and investment analysts. Meetings can include participation by our management team and, at times, our Lead Director and other members of our Board of Directors (the “Board”). Our head of Investor Relations regularly communicates topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making.

Since our 2021 Annual Meeting, we have sought meetings with stockholders that collectively hold greater than 40% of our outstanding shares as part of our stockholder engagement efforts. Topics that we discussed with stockholders during our fiscal year 2021 outreach include:

•Business strategy	•Financial performance	•Executive & director compensation
•The Content Authenticity Initiative	•Human capital and talent	•Diversity and Inclusion programs
•Board oversight of ESG matters	•Renewable energy and sustainability	•Accessibility and digital inclusion
2022 Proxy Statement | 1

Board Highlights
Director Nominees and Committee Membership
The following table sets forth the name, role, age as of March 4, 2022, tenure and committee assignments for each of our twelve director nominees at the 2022 Annual Meeting. Each director is elected annually by our stockholders.

					COMMITTEE MEMBERSHIPS(1)
NAME	ROLE	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	EXECUTIVE COMPENSATION	GOVERNANCE AND SUSTAINABILITY
Amy Banse	Director	62	2012	Yes		C	M
Brett Biggs	Director	53	2022	Yes	M
Melanie Boulden	Director	49	2020	Yes		M
Frank Calderoni	Lead Director	64	2012	Yes			C
Laura Desmond	Director	56	2012	Yes		M
Shantanu Narayen	Chairman	58	2007	No
Spencer Neumann	Director	52	2022	Yes	M
Kathleen Oberg	Director	61	2019	Yes	C		M
Dheeraj Pandey	Director	46	2019	Yes	M
David Ricks	Director	54	2018	Yes		M
Daniel Rosensweig	Director	60	2009	Yes			M
John Warnock	Director	81	1983	Yes

C	Chair	M	Member
(1)    If director nominees are elected by stockholders, committee composition immediately following the 2022 Annual Meeting will be unchanged.

*    Excluding co-founder John Warnock, who has served on the Board since the Company’s inception, the remaining eleven nominees have an average tenure of 6.4 years.
2 | Adobe Inc.

Board Diversity Matrix (as of March 4, 2022)

Total Number of Directors	12
	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
PART I: GENDER IDENTITY
Directors	4	8	0	0
PART II: DEMOGRAPHIC BACKGROUND
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

50%

of Directors with Gender or Demographic Diversity

Director Attributes

12	Executive Leadership	12	Business Development & Strategy	5	Legal or Regulatory
12	Global Leadership	4	Sales, Marketing & Brand Management	12	Operations
3	Technologist	11	Finance or Accounting	8	Public Company Board Service / Governance
Corporate Governance Highlights

•Strong board independence (11 of 12 director nominees are independent)	•Independent lead director
•All committee members are independent	•All directors stand for election annually
•Majority vote standard for uncontested director elections	•Bylaws provide for proxy access for stockholders
•Single class of stock with equal voting rights	•Robust stock ownership requirements for executive officers and directors
•Stockholder right to call a special meeting	•All current Audit Committee members are audit committee financial experts under SEC rules
•Simple majority vote standard for charter/bylaw amendments	•Regular board and committee evaluations facilitated by an independent third party
2022 Proxy Statement | 3

Executive Compensation Highlights
Compensation Practices

What we do		What we don’t do
✓	Pay for Performance. Our executives’ total compensation is designed to pay for performance and is comprised of elements that address both short-term and long-term financial performance.	✗	Our Insider Trading Policy, which applies to all employees, officers and directors, prohibits transactions involving pledging, hedging or short sales of Adobe equity.
✓	Independent Compensation Consultant. Our Compensation Committee engages its own independent compensation consultant to advise on executive and non-employee director compensation matters.	✗	We do not provide golden parachute excise tax other than gross-up payments.
✓
Annual Compensation Peer Group Review.
Our Compensation Committee reviews the composition of our compensation peer group annually and makes adjustments to the composition of that peer group, if deemed appropriate.
		✗	We do not provide defined benefit pension plans, supplemental executive retirement plans or retiree health benefits.
✓	Annual Say-on-Pay Vote. We conduct an annual advisory vote on the compensation of our named executive officers (“NEOs”).	✗	Our equity plans do not include an evergreen feature that would automatically replenish the shares available for issuance.
✓	Fully Independent Compensation Committee. Our Compensation Committee is comprised of 100% independent directors.
✓	Clawback Policy. We have a clawback policy for performance-based incentive compensation of our executive officers.
✓	Robust Stock Ownership Guidelines. We have robust stock ownership requirements for our directors and officers at the senior vice president level and above.

Target Pay Mix for Named Executive Officers

4 | Adobe Inc.

Environmental, Social and Governance
At Adobe, our belief in corporate citizenship permeates nearly everything we do. As we’ve grown in our technical innovation, we’ve put a similar priority in growing our social impact, making environmental, social and governance (“ESG”) performance an integral feature of our business operations.
We’re proud to be able to say that the industry has taken notice: Adobe’s ESG efforts have earned us recognition as one of JUST Capital’s Top 25 Just Companies, one of Fortune’s Great Places to Work and one of the leaders in the Dow Jones Sustainability Index.
The highlights and updates presented below are for fiscal year 2021, unless otherwise stated.
Sustainability

We’ve made sustainability a priority since Adobe’s inception. We strive to improve our energy efficiency and achieve a zero-carbon operational footprint; develop digital products designed to enhance the sustainability initiatives of employees and customers; and work with peers, partner organizations and our own internal teams and employees to foster a culture of sustainability throughout our business and beyond.
Continued progress towards goal of powering 100% of our operations with renewable energy by 2035 through enrollment in a green tariff program for our Oregon data center that will provide renewable electricity from a new solar facility in Oregon starting in 2022

Raised our Science-Based Targets (“SBTs”) to “well-below 1.5°C”
—the most ambitious designation available through the SBT process

Rethinking real estate footprint
and optimizing building management as employees return to offices

Additional information is available at http:// www . adobe.com/corporate-responsibility/sustainability.html.
Diversity and Inclusion

Adobe For All is our vision to advance diversity & inclusion across our company. We believe that when people feel appreciated and included, they can be more creative, innovative and successful. In 2021 we made progress across our four-pronged strategy by (1) inspiring youth to pursue technology careers; (2) attracting diverse talent and maintaining fair hiring; (3) creating an inclusive workplace for employees; and (4) joining forces with industry partners.
Overall, our diverse representation has been moving in a positive direction year over year. That said, we still have work ahead of us to increase diverse representation at Adobe and reach our aspirational goals.
Achieved global gender and U.S. URM(1)/non-URM pay parity
again in fiscal year 2021

Set aspirational goal to increase representation of women to 30% and double URM(1) representation in leadership positions by 2025

Set aspirational goal to double Black representation
as a percentage of US employees by 2025

8 employee resource groups
that build community for employees from underrepresented groups

Global employee allyship program

Continued investment in the Taking Action Initiative
to accelerate the representation and success of Black and underrepresented employees
Additional information on our diversity efforts are available at http://www . adobe.com/diversity.
(1)    Adobe defines URMs as employees who identify as Black/African American, Hispanic/Latinx, Native American, Pacific Islander and/or two or more races.
2022 Proxy Statement | 5

Philanthropy

We’ve put a priority on philanthropy as a means of supporting and empowering the communities in which we live and work. In a continued effort to invest in communities that are supporting racial and social justice globally, last fall we launched our first ever Equity and Advancement Initiative. This unique approach to long-term, global commitments has positioned us to make an extensive impact with select NGOs and enabled us to develop deeper collaborations and partnerships aligned with our employee networks. We also continue to support students around the globe pursuing careers in creativity and design through our robust scholarship programs.
Supporting 11 leading racial and social justice organizations, including Equality Now and Human Rights Watch through our Equity Advancement Initiative via the Adobe Foundation

Committing an additional $9.5M
to social equity and advancement

Investing $9.35M in grants and scholarships
centered on technology + creativity skill-building for students

Partnering with Khan Academy
to bring content and creative activities to millions of students and teachers

$8.1M to support COVID relief efforts
for emergency housing, food, healthcare, and K-12 education
Employee Engagement

Our commitment to corporate citizenship begins with the people who make Adobe great: our people. In 2021, nearly 7 in 10 of Adobe’s global employees participated in employee engagement impact efforts, including employee matching grants, the Employee Community Fund, nonprofit board service and volunteerism.
$15.5M donations matched
from Adobe employees for causes

$5M given to 250 nonprofits by 10,500 employees
through our Employee Community Fund, a locally-driven grantmaking program

127,000 volunteer hours
from roughly a third of our employees globally
Technology to Transform

We’re focused on how our tools, technology and platform can make the world a better place. Our solutions are creating positive change in powerful ways around the world, from combating digital illiteracy to significantly reducing environmental waste. Adobe is committed to the responsible use of technology, leading by operating our business sustainably and ensuring that the innovations we create and bring to market are ethical, trustworthy and positively contributing to society.

We established the Content Authenticity Initiative (“CAI”) with the goal of increasing trust and transparency online through an industry-wide attribution tool that empowers creatives and consumers alike. The CAI, which has now garnered more than 500 members, is helping creators get credit for their work and empowering consumers to evaluate the validity of digital media content.

#1 in Computer Software for driving digital government processes during the pandemic.
Governance and ESG Oversight
We leverage our governance structure to help ensure that our sustainability efforts are coordinated across all areas of our business. Our Governance and Sustainability Committee has primary oversight responsibility for ESG, and our Executive Compensation Committee oversees human capital management. Our management provides regular updates to the Board on various ESG matters, including diversity and inclusion, and regular updates on cybersecurity and privacy to the Audit Committee. In addition to oversight by the committees of our Board, our Sustainability Committee, a global-cross function group of individuals, reviews and guides strategies and proposes action plans and performance objectives related to our company-wide sustainability efforts.
6 | Adobe Inc.

Board of Directors &
Corporate Governance

Our Board of Directors
Our business is managed under the direction of our Board, which is currently composed of twelve members. Adobe’s stockholders elect our Board members annually. Except for Messrs. Biggs and Neumann, who joined our Board in January 2022, all of our current directors were elected by our stockholders, and all directors are serving a term that expires at the 2022 Annual Meeting. See the “Proxy Summary—Board Highlights” section for information on the composition of our Board.
The following table highlights the number of our director nominees who share certain categories of attributes and experiences that uniquely qualify them to serve on our Board. We believe the diversity of experiences and qualifications represented by our directors is critical to Adobe’s success. We have narrowly tailored and defined these categories, although inclusion in certain categories will in many cases provide experience and expertise covered by other categories. For example, directors with CEO experience will also have gained significant exposure to operational and regulatory issues.

Attributes and Experience of Director Nominees
12	Executive Leadership	Directors who have served as a founder, CEO or CEO-equivalent, senior executive or business unit leader of a company with a deep understanding of company offerings and industry
12	Global Leadership	Directors with leadership experience in a global company overseeing non-U.S. operations, diverse economic landscapes and working with various cultures
12	Business Development & Strategy	Directors with expertise in strategic planning, mergers and acquisitions, growth strategies or business expansion
3	Technologist	Directors with extensive experience in software products, services, engineering or development, computer science, information technology, cybersecurity or technology research and development
4	Sales, Marketing & Brand Management	Directors with specific and extensive career experience focusing on sales management, marketing campaign management, marketing/advertising products and services or public relations
11	Finance or Accounting	Directors with a deep understanding of finance, accounting principles and methodologies, financial reporting, financial management, capital markets, financial statements, audit processes and procedures or internal financial controls
5	Legal or Regulatory	Directors with governmental policy, legal knowledge or experience with compliance and regulatory issues within a public company or a regulatory body, including any individual who has a CPA, JD or significant CFO experience
12	Operations	Directors having expertise in business operations management, supply chain management, integration or distribution
8	Public Company Board Service / Governance	Directors who currently serve, or have served, on other public company boards
2022 Proxy Statement | 7

Considerations in Evaluating Director Nominees
    The Board identified the following general criteria for consideration when evaluating board member nominees and composition of the Board:

•Exercises logical, thorough, objective, sound and rational judgment when representing the best interests of all Adobe stockholders
•Possesses experience and expertise relevant to expanding the breadth of the Board’s collective knowledge, skill set and attributes
•Demonstrates commitment to achieving Adobe’s long-term objectives by prioritizing and investing the attention necessary to fulfill Board membership-related duties, attendance obligations and responsibilities
•Maintains and increases diversity in professional experience, personal experience, expertise, culture, race, ethnicity and/or gender among the Board members
•Understands elements relevant to the success of a publicly-traded company, including the importance of best practices in corporate governance
•Demonstrates integrity and ethics in such nominee’s personal and professional life
8 | Adobe Inc.

Director Nominees
for Election for a One-Year Term Expiring in 2023

Amy Banse
Age: 62 Director since 2012. Other Public Company Boards: The Clorox Company Lennar Corporation On Holding AG	Committees: Executive Compensation (chair), Governance and Sustainability

Biography:
Ms. Banse is currently a partner at Mastry, Inc., an early stage venture capital firm. Previously, she held several roles at Comcast Corporation (“Comcast”), a global media and technology company, including Executive Vice President, Comcast Corporation, and Managing Director and Head of Funds, Comcast Ventures. Prior to that role, Ms. Banse was President of Comcast Interactive Media (“CIM”), a division of Comcast responsible for developing Comcast's online strategy and operating Comcast's digital properties, including Xfinity.com and Xfinitytv.com. She joined Comcast in 1991 and spent the early part of her career at Comcast overseeing the development of Comcast's cable network portfolio. She received a B.A. from Harvard and a JD from Temple University School of Law.
As the former Managing Director and Head of Funds for Comcast Ventures and Executive Vice President, Comcast Corporation, as well as her prior executive positions, including President of CIM, Ms. Banse has extensive executive leadership experience and extensive knowledge of financial and strategic issues. She also brings to the Board a deep expertise in global media and technology organizations in online business.

Brett Biggs
Age: 53 Director since 2022.	Committees: Audit

Biography:
Mr. Biggs currently serves as the Executive Vice President and Chief Financial Officer for Walmart Inc. Prior to his current role, Mr. Biggs held the roles of Chief Financial Officer for Walmart International, Walmart U.S. and Sam’s Club. Mr. Biggs also served as Senior Vice President for International Strategy, Mergers and Acquisitions and as Senior Vice President of Corporate Finance, as well as Senior Vice President of Operations for Sam’s Club. Before joining Walmart in 2000, Mr. Biggs held various M&A and corporate finance positions at Leggett & Platt, Phillips Petroleum Co. and Price Waterhouse. He holds a bachelor’s degree in accounting from Harding University and an MBA with Honors from Oklahoma State University.
With his current role as Executive Vice President and Chief Financial Officer for Walmart, as well as his prior executive positions, Mr. Biggs brings to the Board extensive executive experience and financial expertise, including in-depth knowledge of the complex financial and operational issues facing large global companies and understanding of accounting principles and financial reporting rules and regulations.

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Melanie Boulden
Age: 49 Director since 2020.	Committees: Executive Compensation

Biography:
Ms. Boulden currently serves as Chief Marketing Officer of the Coca-Cola North America Operating Unit (“NAOU”) responsible for a multibillion dollar brand portfolio consisting of 20+ brands including Coca-Cola, Sprite, Smartwater, Minute Maid and Simply. Prior to her role as Chief Marketing Officer, Ms. Boulden was President of the Stills Business Unit and led NAOU’s water, active hydration, tea and coffee businesses. Before joining Coca-Cola in 2019, Ms. Boulden was the global head of Marketing and Brand Management at Reebok, where she reignited Reebok’s connection to pop culture, entertainment, fitness and fashion. She also served as Senior Vice President of Global Marketing at Crayola and spent several years at Kraft Foods and Henkel Consumer Goods in various marketing and general management positions. Ms. Boulden holds a B.S. from Iowa State University and an MBA from The University of Iowa.
With her current role as Chief Marketing Officer of NAOU, together with her previous roles managing some of the world’s most well-known brands, Ms. Boulden brings to the Board extensive experience and deep expertise in global marketing and brand management.

Frank Calderoni Lead Director
Age: 64 Director since 2012. Lead Director since 2020. Other Public Company Boards: Anaplan, Inc. Palo Alto Networks, Inc. (2016 to 2019)	Committees: Governance and Sustainability (chair)

Biography:
Mr. Calderoni currently serves as the President and Chief Executive Officer of Anaplan, Inc., a planning and performance management platform provider. Prior to joining Anaplan in January 2017, he served as Executive Vice President, Operations and Chief Financial Officer at Red Hat, Inc. from June 2015 to December 2016. Until June 2015, he was an Executive Advisor at Cisco Systems, Inc., a designer, manufacturer and seller of IP-based networking and other products related to the communications and information technology industry. From 2008 to January 2015, Mr. Calderoni served as Executive Vice President and Chief Financial Officer at Cisco, managing the company's financial strategy and operations. He joined Cisco in 2004 from QLogic Corporation, a storage networking company where he was Senior Vice President and Chief Financial Officer. Prior to that, he was Senior Vice President, Finance and Administration and Chief Financial Officer for SanDisk Corporation, a flash data storage company. Before joining SanDisk, Mr. Calderoni spent 21 years at IBM, a global services, software and systems company, where he became Vice President and held controller responsibilities for several divisions within the company. Mr. Calderoni holds a B.S. in Accounting and Finance from Fordham University and an MBA in Finance from Pace University.
As a result of his position at Anaplan, as well as his past service as chief financial officer of publicly traded global technology companies, Mr. Calderoni brings to the Board abundant financial expertise that includes extensive knowledge of the complex financial and operational issues facing large global companies and a deep understanding of accounting principles and financial reporting rules and regulations. He provides the Board with significant insight into the preparation of financial statements and knowledge of audit procedures.Through his senior executive positions, Mr. Calderoni has demonstrated his global leadership and business acumen.

10 | Adobe Inc.

Laura Desmond
Age: 56 Director since 2012. Other Public Company Boards: DoubleVerify Holdings Inc. Capgemini SE (2019 to 2020)	Committees: Executive Compensation

Biography:
Ms. Desmond is currently Founder and Chief Executive Officer of Eagle Vista Partners, a strategic advisory and investment firm focused on marketing and digital technology, and an Operating Partner in the Media & Technology Practice at Providence Equity Partners L.L.C., a private equity investment firm. Prior to this, she was the Chief Revenue Officer of Publicis Groupe, a group of global marketing, communication and business transformation companies from December 2016 to December 2017. From 2008 to December 2016 she was the Global Chief Executive Officer of Starcom MediaVest Group (“SMG”), a global marketing and media services company which is part of the Publicis Groupe. Prior to her appointment as Global Chief Executive Officer in 2008, Ms. Desmond was Chief Executive Officer of SMG - The Americas from 2007 to 2008 where she managed a network spanning the United States, Canada and Latin America. She was Chief Executive Officer of MediaVest, based in New York, from 2003 to 2007, and from 2000 to 2002 she was Chief Executive Officer of SMG's Latin America group. She holds a B.B.A. in Marketing from the University of Iowa.
With her extensive experience as a strategist, consultant and investor working with global marketers, media companies and brands, including serving as Chief Revenue Officer of Publicis Groupe and Global Chief Executive Officer of SMG, Ms. Desmond brings to the Board a deep expertise in global media and marketing technology organizations, leadership capabilities and business acumen. In addition, her present and past service on other boards gives her valuable knowledge and perspective. As an expert in the marketing space, Ms. Desmond speaks frequently with Adobe’s management outside of scheduled board meetings to provide specific insight regarding Adobe’s Digital Experience business.

Shantanu Narayen Chairman
Age: 58 Director since 2007. Chairman since 2017. Other Public Company Boards: Pfizer Inc. (lead independent director)	Committees: None

Biography:
Mr. Narayen currently serves as our Chief Executive Officer and Chairman of the Board. He joined Adobe in January 1998 as Vice President and General Manager of our engineering technology group. In January 1999, he was promoted to Senior Vice President, Worldwide Products, and in March 2001 he was promoted to Executive Vice President, Worldwide Product Marketing and Development. In January 2005, Mr. Narayen was promoted to President and Chief Operating Officer, and effective December 2007, he was appointed our Chief Executive Officer and joined our Board. In January 2017, he was named our Chairman of the Board. Mr. Narayen holds a B.S. in Electronics Engineering from Osmania University in India, an M.S. in Computer Science from Bowling Green State University and an MBA from the Haas School of Business, University of California, Berkeley.
As our Chief Executive Officer, Chairman of the Board and as an Adobe employee for more than 20 years, Mr. Narayen brings to the Board extensive leadership and industry experience, including a deep knowledge and understanding of our business, operations and employees, the opportunities and risks faced by Adobe, and management’s current and future strategy and plans. In addition, his service on other boards gives him a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

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Spencer Neumann
Age: 52 Director since 2022.	Committees: Audit

Biography:
Mr. Neumann currently serves as the Chief Financial Officer for Netflix, Inc. Before joining Netflix in January 2019, Mr. Neumann served as Chief Financial Officer for Activision Blizzard, Inc. and previously held roles at The Walt Disney Company, including Chief Financial Officer and Executive Vice President of Global Guest Experience for Walt Disney Parks and Resorts. Prior to that, he held roles at Providence Equity Partners and Summit Partners. He holds a B.A. in Economics and an MBA from Harvard University.
As a result of his position at Netflix, as well as his previous executive positions, Mr. Neumann brings to the Board extensive experience and financial expertise, including an in-depth knowledge of the complex financial and operational issues facing large global companies and a deep understanding of accounting principles and financial reporting rules and regulations.

Kathleen Oberg
Age: 61 Director since 2019.	Committees: Audit (chair), Governance and Sustainability

Biography:
Ms. Oberg currently serves as Chief Financial Officer and Executive Vice President, Business Operations for Marriott International, Inc. Beginning in 2013 and until January 2016, Ms. Oberg served as Chief Financial Officer for The Ritz-Carlton Hotel Company, L.L.C. From 2008 until she joined Ritz-Carlton in 2013, Ms. Oberg served as Marriott’s Senior Vice President, Corporate Development Finance and from 2006 to 2008, she served as Marriott’s Senior Vice President, International Project Finance and Asset Management for Europe, the Middle East and Africa, and as the senior finance executive for the region. Ms. Oberg’s career with Marriott began in 1999 where she served as a member of its Investor Relations group. Prior to initially joining Marriott in 1999, Ms. Oberg held various financial leadership positions with Sodexo, Sallie Mae Bank, The Goldman Sachs Group, Inc. and The Chase Manhattan Bank. Ms. Oberg holds a B.S. in Commerce with concentrations in Finance/Management Information Systems from the University of Virginia, McIntire School of Commerce and an MBA from the Stanford University Graduate School of Business.
As a result of her position at Marriott and her past service in financial leadership positions, Ms. Oberg brings to the Board financial expertise, including an in-depth knowledge of financial reporting rules and regulations and accounting principles. Her deep understanding of the multifaceted financial and operational issues affecting large global organizations and leadership experience with development projects and merger and acquisition opportunities brings the Board and Audit Committee valuable insight into preparing long-range plans, annual budgets and capital allocation strategy.

12 | Adobe Inc.

Dheeraj Pandey
Age: 46 Director since 2019. Other Public Company Boards: Nutanix, Inc. (2009 to 2020)	Committees: Audit

Biography:
Mr. Pandey is the Chairman and Chief Executive Officer of DevRev, Inc., a SaaS company that is focused on using AI and design to automate software and customer engineering workflows. Previously, he co-founded Nutanix, Inc. in 2009 and served as its Chief Executive Officer and as the Chairman of its board of directors until December 2020. Mr. Pandey also served as the President of Nutanix, Inc. from September 2009 until February 2016. Between September 2007 and September 2009, he served as VP (and Director) of Engineering at Aster Data Systems, Inc. (later acquired by Teradata Corporation), a data warehousing company. Prior to Teradata, Mr. Pandey served in software engineering roles at Oracle Corporation, Zambeel, Inc., and Trilogy Software, Inc. Mr. Pandey holds a Bachelor of Technology in Computer Science from the Indian Institute of Technology, Kanpur and a M.S. in Computer Science from the University of Texas at Austin. He was a Graduate Fellow of Computer Science in the University of Texas at Austin Ph.D. program.
With his experience in the technology industry as a global executive leader and technologist, including co-founding and serving as Chief Executive Officer and Chairman of DevRev, Inc. and Nutanix, Inc. and as a software engineer at various companies over the course of nearly 20 years, Mr. Pandey brings to the Board engineering expertise, financial acumen, an in-depth understanding of the technology landscape and valuable insight on growing a company from a start-up to a publicly traded company.

David Ricks
Age: 54 Director since 2018. Other Public Company Boards: Eli Lilly and Company (Chair) Elanco Animal Health, Inc. (2018 to 2019)	Committees: Executive Compensation

Biography:
Mr. Ricks currently serves as Chief Executive Officer of Eli Lilly and Company and became Chair of the Eli Lilly and Company board of directors in June 2017. Prior to January 2017, Mr. Ricks served as President of Lilly Bio-Medicines. From 2009 to 2012, he served as President of Lilly USA, LLC, Eli Lilly and Company’s largest affiliate. Mr. Ricks served as President and General Manager of Lilly China, operating in one of the world’s fastest-growing emerging markets, from 2008 to 2009. He was general manager of Lilly Canada from 2005 to 2008, after roles as Director of Pharmaceutical Marketing and National Sales Director in Canada. Mr. Ricks joined Eli Lilly and Company in 1996 as a Business Development Associate and held several management roles in U.S. marketing and sales before moving to Lilly Canada. Mr. Ricks earned a B.S. from Purdue University in 1990 and an MBA from Indiana University in 1996.
As Chair and Chief Executive Officer of a large, innovation-focused, global company, Mr. Ricks brings to the Board executive leadership, marketing, sales and financial expertise, business acumen and relevant worldwide operational insight.

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Daniel Rosensweig
Age: 60 Director since 2009. Other Public Company Boards: Chegg, Inc. Rent the Runway Time Inc. (2017 to 2018)	Committees: Governance and Sustainability

Biography:
Mr. Rosensweig is currently President, Chief Executive Officer and Chairman of the board of directors of Chegg.com, an online textbook rental company. Prior to joining Chegg.com in February 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, Inc., a developer, publisher and distributor of interactive entertainment and leisure products. Prior to joining RedOctane in March 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group LLC, a private investment firm. Prior to joining the Quadrangle Group in August 2007, Mr. Rosensweig served as Chief Operating Officer of Yahoo! Inc., which he joined in April 2002. Prior to joining Yahoo!, Mr. Rosensweig was President of CNET Networks, Inc., an interactive media company, which he joined in October 2000. Mr. Rosensweig served for 18 years with Ziff-Davis, LLC, an integrated media and marketing services company, including roles as President and Chief Executive Officer of its subsidiary ZDNet, from 1997 until 2000 when ZDNet was acquired by CNET. Mr. Rosensweig holds a B.A. in Political Science from Hobart College.
As a result of his current executive position at Chegg.com, as well as his former positions as a senior executive at global media and technology organizations, Mr. Rosensweig provides the Board with extensive and relevant executive leadership, worldwide operations and technology industry experience.

John Warnock Co-Founder
Age: 81 Director since 1983. Other Public Company Boards: Salon Media Group, Inc. (2001 to 2017)	Committees: None

Biography:
Dr. Warnock was a founder of Adobe and was our Chairman of the Board from April 1989 to January 2017. From September 1997 to January 2017, he shared the position of Chairman with Dr. Geschke. Dr. Warnock served as our Chief Executive Officer from 1982 until December 2000. From December 2000 until his retirement in March 2001, Dr. Warnock served as our Chief Technical Officer. Dr. Warnock holds a Ph.D. in Electrical Engineering, an M.S. in Mathematics and a B.S. in Mathematics and Philosophy from the University of Utah.
As a co-founder of Adobe and its former Chief Executive Officer, Chief Technical Officer and Chairman of the Board, Dr. Warnock has experience growing Adobe from a start-up to a large publicly traded company. His nearly 20 years of executive and technological leadership at Adobe provide the Board with significant leadership, operations and technology experience, as well as important perspectives on innovation, management development and global challenges and opportunities. As former Co-Chairman of the Board and Chairman of the board of Salon Media Group Inc., Dr. Warnock has a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

14 | Adobe Inc.

Independence of Directors
As required by the Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. In addition, in making its determination, the Board considers any arms-length transactions made in the ordinary course between Adobe and certain related entities, for instance the purchase from Adobe of software products and services by companies of which a director is an executive officer.
After review of all relevant transactions and relationships between each director, any of their family members, Adobe, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our current independent directors are: Ms. Banse, Mr. Biggs, Ms. Boulden, Mr. Calderoni, Ms. Desmond, Mr. Neumann, Ms. Oberg, Mr. Pandey, Mr. Ricks, Mr. Rosensweig and Dr. Warnock. During his term of service in fiscal year 2021, Mr. Daley was also determined to be an independent director.
Board Leadership Structure
    Each year, our Board evaluates whether its leadership structure is appropriate to effectively address the specific needs of our business and the long-term interests of our stockholders. Given the dynamic and competitive environment in which Adobe operates, the Board believes that Adobe and our stockholders are best served by a Chairman who has broad and deep knowledge of Adobe’s business operations and the competitive landscape, the ability to identify strategic issues and the vision to create sustainable long-term value for stockholders. Based on these considerations, the Board has determined that, at this time, our Chief Executive Officer, Shantanu Narayen, is the director best qualified to serve in the role of Chairman. The Board believes that Mr. Narayen’s combined role enables decisive leadership, ensures clear accountability and enhances the Board’s ability to focus its meetings on the issues most critical to Adobe’s success as well as Adobe’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers.
To maintain an appropriate level of independent checks and balances, our Corporate Governance Guidelines provide that if the Chairman of the Board and the Chief Executive Officer are the same person, the independent members of the Board will annually select an independent director to serve in a lead capacity, who we refer to as our Lead Director. Our Board believes that there are advantages to having a Lead Director for matters such as communications and relations among our Board, the Chief Executive Officer and other members of senior management and in assisting our Board in reaching consensus on particular strategies and policies. The independent members of our Board have selected Frank Calderoni to serve as Lead Director.
Our Lead Director coordinates the activities of the other independent directors and has the following additional responsibilities, as outlined in the Lead Director Charter adopted by the Board and available on our website at http://www .adobe.com/investor-relations/governance.html:
•presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•working to optimize Board performance through regular feedback that ensures that diverse viewpoints of all directors are heard and creating a climate of constructive candor in which frank and thoughtful discussion occurs;
•meeting with the Chairman and Chief Executive Officer to discuss Board agendas, materials and the schedule of meetings;
•calling meetings of the independent directors, as needed;
•retaining outside advisors and consultants who report directly to the Board on board-wide issues, as needed;
•providing feedback to directors in connection with the periodic Board evaluation process;
•administering, with the Chair of the Executive Compensation Committee, the Board’s evaluation of the performance of the Chairman and Chief Executive Officer; and
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•making himself available for communication with Adobe’s significant stockholders.
Our Board believes that stockholders are best served by the Board’s current leadership structure because it provides Adobe with the benefits of combining the leadership role of Chairman and Chief Executive Officer, while at the same time featuring a strong and empowered independent Lead Director who provides an effective independent voice and further enhances the contributions of our independent directors.
Fiscal Year 2021 Board and Committee Meetings
During fiscal year 2021, our Board held eight meetings, and its three standing committees—Audit Committee, Executive Compensation Committee and Governance and Sustainability Committee—collectively held 19 meetings. Each director attended at least 75% of the meetings of the Board and the committees on which such director served in fiscal year 2021. Members of our Board are encouraged to attend our annual meetings of stockholders. All eleven of the Board members then serving on our Board attended our 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”).
The following table sets forth the number of meetings held by our Board and the committees during fiscal year 2021:

Name	Board	Audit	Executive Compensation	Governance and Sustainability

Number of meetings held in fiscal year 2021	8	8	7	4
Committees of the Board
Audit Committee
The Audit Committee’s role includes assisting the Board in fulfilling its responsibilities related to the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee’s responsibilities include:
•    the appointment, compensation, engagement, evaluation, retention, termination and oversight of our independent registered public accounting firm, including conducting a review of its independence;
•    reviewing and approving the planned scope of our annual audit;
•    overseeing our independent registered public accounting firm’s audit work;
•    reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm;
•    reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls;
•    reviewing our critical accounting policies, critical audit matters and the application of accounting principles;
•    monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation;
•    reviewing our policies and practices with respect to swaps transactions;
•    overseeing Adobe’s worldwide investment policy;
•    overseeing the performance of our internal audit function;
•    establishing procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the
16 | Adobe Inc.

confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•    reviewing relevant elements of Adobe’s enterprise risk management program, including reviewing and discussing with management the adequacy and effectiveness of the company’s information and technology security policies and the internal controls regarding information and technology security, cybersecurity and privacy; and
•    reviewing our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm.
The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors at Adobe’s expense. See “Report of the Audit Committee” contained in this proxy statement.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and the rules of the U.S. Securities and Exchange Commission (the “SEC”) for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets Nasdaq’s financial sophistication requirements, and the Board has further determined that each Audit Committee member is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq, a copy of which can be found on our website at http:// ww w. adobe.com/investor-relations/governance.html.
Governance and Sustainability Committee
The Governance and Sustainability Committee’s (formerly the Nominating and Governance Committee as of April 2021) primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates for director. The committee also:
•    makes recommendations with respect to the composition and diversity of our Board and its committees;
•    reviews and makes recommendations regarding the functioning of our Board as an entity;
•    oversees environmental, social and governance (“ESG”) matters applicable to the Company, other than those related to human capital management;
•    establishes and reviews governance criteria applicable to the Board;
•    manages periodic review, discussion and evaluation of the performance of our Board, its committees and its members;
•    assesses the independence of our directors;
•    reviews and approves or disapproves any related-person transaction as defined under Item 404 of Regulation S-K, after examining each such transaction for potential conflicts of interest and other improprieties; and
•    reviews the board memberships of other entities held by members of the Board and approves such memberships for our executive officers.
If requested by the Board, the Governance and Sustainability Committee also may assist our Board in reviewing and assessing management development and succession planning for our executive officers. The Governance and Sustainability Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors at Adobe’s expense. The members of our Governance and Sustainability Committee are all independent directors within the meaning of applicable Nasdaq listing standards. The Governance and Sustainability Committee operates pursuant to a written charter, a copy of which can be found on our website at http:// www . adobe.com/investor-relations/governance.html.
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In carrying out its function to nominate candidates for election to our Board, the Governance and Sustainability Committee considers the criteria, attributes and experience discussed above in “Our Board of Directors.” In reviewing potential candidates, the Governance and Sustainability Committee will also consider all relationships between any proposed nominee and any of Adobe’s stockholders, competitors, customers, suppliers or other persons with a relationship to Adobe. In addition, the Governance and Sustainability Committee believes it is appropriate for at least one member of our Audit Committee to meet the criteria for an “audit committee financial expert” as defined by SEC rules, that each member of our Audit Committee and Executive Compensation Committee be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and that a majority of the members of our Board meet the definition of “independent director” within the meaning of applicable Nasdaq listing standards.
The Governance and Sustainability Committee, from time to time, retains, for a fee, one or more third-party search firms to identify suitable candidates.
The Governance and Sustainability Committee considers stockholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected and evidence of the recommending stockholder’s ownership of company stock must be sent to the attention of our Corporate Secretary. Under Article III, Section 6 of our Bylaws, a stockholder (or a group of up to twenty stockholders) owning at least three percent of Adobe’s outstanding shares of common stock continuously for at least three years may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided the stockholders and nominees satisfy the requirements specified in our Bylaws. In addition to proxy access nominations, any of our stockholders may nominate one or more persons for election as a director at our annual meeting of stockholders. In either case, a stockholder who wishes to formally nominate a candidate must comply with the notice, information and consent provisions contained in our Bylaws, including that the notice must include the information required pursuant to Section 14 of the Exchange Act. Our Bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders. The Governance and Sustainability Committee will consider all candidates identified through the processes described above and will evaluate each candidate, including incumbents, based on the same criteria.
Executive Compensation Committee
The Executive Compensation Committee:
•sets and administers the policies that govern, and reviews and approves, all compensation of our executive officers, including cash, equity and other compensation programs;
•makes recommendations to the Board concerning Board and committee compensation, as well as overseeing matters related to human capital management, including the company's diversity and inclusion programs;
•reviews our stock ownership guidelines for directors and the executive leadership team;
•oversees our overall compensation plans and benefit programs, as well as the approval of all employment, severance and change of control agreements and plans applicable to our executive officers;
•reviews and approves annual performance objectives and goals relevant to our executive officers;
•oversees all matters related to stockholder approval of executive compensation, including the advisory vote on named executive officer compensation; and
•evaluates the risk-taking incentives and risk management of our compensation policies and practices.
The Executive Compensation Committee is also authorized to review and approve equity-based compensation grants to our non-executive officer employees and consultants; however, equity grants to our non-executive officer employees are generally approved by a Management Committee for Employee Equity Awards appointed by the Board, currently consisting of our Chief Executive Officer and Chief People Officer & Executive Vice President, Employee Experience, within parameters established by the Executive Compensation Committee. See the section titled “Granting Guidelines for Equity Compensation” under “Compensation Discussion and Analysis” for additional information. The Chief Executive Officer is also authorized, in his capacity as a member of the Board, to approve the assumption of outstanding equity awards in
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acquisitions, new hire and retention restricted stock unit grants to non-executive officer employees and restricted stock unit grants to consultants.
The Executive Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. The Executive Compensation Committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and Nasdaq listing standards. The members of the Executive Compensation Committee are all independent directors within the meaning of applicable Nasdaq listing standards and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at http:// www . adobe.com/investor-relations/governance.html.
Compensation Committee Interlocks and Insider Participation
There are no members of our Executive Compensation Committee who were officers or employees of Adobe or any of our subsidiaries during fiscal year 2021. No members were formerly officers of Adobe or had any relationship otherwise requiring disclosure hereunder. During fiscal year 2021, no interlocking relationships existed between any of our executive officers or members of our Board or Executive Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.
Transactions with Related Persons
Review, Approval, or Ratification of Transactions with Related Persons
Pursuant to its written charter, the Governance and Sustainability Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K, after examining each such transaction for potential conflicts of interest and other improprieties. The Governance and Sustainability Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.
Transactions with Related Persons
Since the beginning of fiscal year 2021, there have not been any transactions, nor are there any currently proposed transactions, in which Adobe was or is to be a participant, where the amount involved exceeded $120,000 and in which any related person had or will have a direct or indirect material interest. As is the case with most multinational corporations, from time to time in the ordinary course of business, we engage in arms-length transactions with companies in which members of the Board or our executive team have professional relationships.
Communications with the Board
Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: adobeboard@adobe.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to:
Stockholder Communications
Adobe Inc.
345 Park Avenue
San Jose, California 95110, USA
All such communications will be initially received and processed by the office of our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.
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Corporate Governance Guidelines & Codes of Business Conduct and Ethics
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http:// www . adobe.com/investor-relations/governance.html.
Code of Business Conduct
We have also adopted a Code of Business Conduct applicable to all directors, officers and employees of Adobe as required by applicable Nasdaq listing standards. This Code of Business Conduct is publicly available on our website at http://www . adobe.com/investor-relations/governance.html. There were no waivers of the Code of Business Conduct for any of our directors or executive officers during fiscal year 2021.
Code of Ethics
We adopted a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer and certain other finance department executives, which is a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http:// www . adobe.com/investor-relations/governance.html. If we make any amendments to the Code of Ethics other than technical, administrative or other non-substantive amendments or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer or certain other finance department executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website at http://www . adobe.com/company/integrity.html or in a Current Report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during fiscal year 2021.
The Board’s Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board takes an active role in reviewing Adobe’s corporate strategy and priorities on an ongoing basis and also encourages management to promote a culture that actively manages risks as a part of Adobe’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing Adobe. Throughout the year, senior management reviews these risks with the Board at regular Board and committee meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate such risks. The Board regularly provides management with input on these risks and mitigation steps.
Our Board administers this oversight function directly through the Board as a whole as well as through the standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our committees are charged with specific areas of risk oversight, as summarized below:
•Audit Committee. Our Audit Committee oversees our major cybersecurity, privacy, information security and financial risk exposures and the steps our management has taken to monitor and control these exposures, as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance
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with legal and regulatory requirements and oversees the performance of our internal audit function and of our independent registered public accounting firm.
•Governance and Sustainability Committee. Our Governance and Sustainability Committee monitors the effectiveness of our Corporate Governance Guidelines and approves or disapproves any related-persons transactions.
•Executive Compensation Committee. Our Executive Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, which determination is reviewed by our Audit Committee.
Risk Analysis of Performance-Based Compensation Plans
Our Executive Compensation Committee believes that our employee compensation programs do not encourage excessive and unnecessary risk-taking that would be reasonably likely to have a material adverse effect on Adobe. The Executive Compensation Committee oversaw the performance of a risk assessment of our compensation programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The Executive Compensation Committee considered the findings of the assessment conducted internally and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that the level of risk that they might encourage is not reasonably likely to materially harm our business or financial condition, after considering mitigating controls.
Although the majority of target total direct compensation provided to our executive officers is incentive-based, the Executive Compensation Committee believes that our executive compensation programs have been designed with appropriate controls and other mitigating measures to prevent excessive and unnecessary risk taking. Incentive-based employee compensation programs typically make up a smaller percentage of our other employees’ overall compensation and therefore provide less motivation for risk taking. The design of these compensation programs is intended to encourage our employees to remain focused on both short- and long-term operational and financial goals of the company in several key respects:
•    Our Executive Annual Incentive Plan for fiscal year 2021 continued to focus on the achievement of bookings and recurring revenue targets, with the only changes to increase the minimum threshold for revenue to 80 percent of target (compared to 60 percent of target in the final Executive Incentive Plan for fiscal year 2020). The minimum threshold for non-GAAP EPS remained at 80 percent of target. As in prior years, the Executive Annual Incentive Plan also included an individual performance component with objectives for many of our executives relating to strategic objectives.
•    Our Performance Share Program for fiscal year 2021 was based on Adobe’s total stockholder return (“TSR”) over a three-year period relative to the companies in the Nasdaq 100 Index as of November 28, 2020 (the first day of our 2021 fiscal year), rewarding sustained, measurable performance over a three-year period. In the event Adobe’s TSR over the three-year period, from fiscal years 2021 through 2023, places in the bottom 25% relative to the companies in the Nasdaq 100 Index, no shares would be awarded, meaning our executives would be rewarded only when Adobe’s stock is performing adequately relative to the market.
•    Our system of internal controls over financial reporting, standards of business conduct and compliance programs, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our bonus and sales compensation plans.
•    Our performance-based plans include a 200% cap on the target awards. We believe this cap limits the incentive for excessive risk-taking by our executives.
•    For our employees below the vice president level, equity incentive awards are solely in the form of restricted stock units (“RSUs”) that vest over four years. Annual equity incentive awards for our executive officers and certain senior employees for fiscal years 2021 and 2022 include RSUs that vest 25% upon the one-year anniversary of the vesting commencement date and 6.25% quarterly thereafter and performance shares that vest 100% after a three-year cliff, providing strong employee retention incentives and encouraging executive
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officers and such other employees to focus on sustained stock price appreciation over the long term. Stock options are not granted to members of our Board, our executive officers or any other employees.
•    Our officers at the senior vice president level and above are all subject to and in compliance with our stock ownership guidelines, described under “Compensation Discussion and Analysis—Equity-Related Policies—Stock Ownership Guidelines,” which encourage a robust level of stock ownership aligning our executives’ long-term interests with those of our stockholders.
•    Our Insider Trading Policy prohibits all employees and officers from pledging shares, engaging in short sales or hedging transactions involving Adobe’s securities.
•    We have a clawback policy for performance-based incentive compensation of our executive officers.
Board Evaluation
    On a regular basis, we engage an outside advisor to conduct a comprehensive Board evaluation to assess the effectiveness of our Board, committees and members. The process is facilitated by an independent third party to preserve integrity and anonymity of the Board members and the company’s senior executives. The evaluation process facilitator meets with each director and some of the company’s senior executives individually to obtain and compile responses to the evaluation, which includes feedback from Board members on other Board members, for review by the Board and senior executives of the company.
    The Board and senior executives of the company then review and discuss the evaluation results and any actions to be taken as a result of the discussion. The results are used to inform Board and committee composition and refreshment, including expansion and refinement of the attributes and experience criteria for Board membership and to address the evolving needs of the company. The evaluation aims (1) to find opportunities where our Board and committees can improve their performance and effectiveness, (2) to assess any need to evolve the composition and expertise of our Board and (3) to assure that our Board and committees are operating in accordance with our Corporate Governance Guidelines and committee charters.
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Director Compensation
for Fiscal Year 2021

The following table sets forth certain information with respect to compensation awarded to, paid to, or earned by each of Adobe’s non-employee directors during fiscal year 2021 and does not include information regarding Messrs. Biggs and Neumann who were appointed to the Board in January 2022. As an employee director, Mr. Narayen does not receive compensation for service as a director. No stock options were granted to any directors during fiscal year 2021.

Name	Fees Earned or Paid in Cash(2)(3) ($)	Stock Awards(4)(5) ($)	Total ($)

John Warnock	60,000	316,239	376,239
Amy Banse	100,000	316,239	416,239
Melanie Boulden	75,000	316,239	391,239
Frank Calderoni	130,000	316,239	446,239
James Daley (1)	80,000	316,239	396,239
Laura Desmond	75,000	316,239	391,239
Kathleen Oberg	110,000	316,239	426,239
Dheeraj Pandey	80,000	316,239	396,239
David Ricks	75,000	316,239	391,239
Daniel Rosensweig	80,000	316,239	396,239
_________________________

(1)Mr. Daley retired from the Board effective on November 23, 2021.
(2)Director fees were paid at the end of the quarter for which services were provided.
(3)Ms. Boulden, Mr. Calderoni, Mr. Daley, Ms. Desmond and Mr. Pandey each deferred all cash fees pursuant to Adobe’s Deferred Compensation Plan and Dr. Warnock deferred 5% of cash fees. For more information on this plan, see “Deferred Compensation Plan” below.
(4)These amounts do not reflect the actual economic value realized by the director for these awards. In accordance with SEC rules, this column reflects the grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 Compensation - Stock Compensation, disregarding estimates of forfeitures related to service-based vesting conditions. On April 20, 2021, each non-employee director received 615 RSUs with a grant date fair value of $514.21 per share, in accordance with the terms of the Board’s 2021 and 2022 Non-Employee Director Compensation Policy described below. At 2021 fiscal year end, each non-employee director’s 615 RSUs remain unvested and outstanding, except for Mr. Daley who forfeited his RSUs upon retirement.
(5)Ms. Banse, Mr. Calderoni, Mr. Daley, Mr. Pandey, Mr. Rosensweig and Dr. Warnock each elected to defer 100% of their RSUs granted in 2021 pursuant to Adobe’s Deferred Compensation Plan. For more information on this plan, see “Deferred Compensation Plan” below.

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Compensation Philosophy
The general philosophy of our Board is that compensation for non-employee directors should be a mix of cash, payable quarterly, and equity-based compensation to reward them for a year of service in fulfilling their responsibilities. Adobe does not compensate its management director (our Chief Executive Officer) for Board service in addition to his regular employee compensation.
    Decisions regarding the non-employee director compensation program are approved by our full Board based on recommendations by the Executive Compensation Committee, which reviews the total compensation of our non-employee directors and each element of our director compensation program. The Executive Compensation Committee considers advice from our independent compensation consultant, Compensia, Inc., when appropriate, including consideration of the director compensation levels, practices and design features of peer companies. The Executive Compensation Committee also considers the extent to which our Board compensation practices align with the interests of our stockholders. Our Board reviews the Executive Compensation Committee’s recommendations and then determines the amount of non-employee director compensation.
    Following a review with Compensia of peer company board compensation trends in 2020, the Executive Compensation Committee recommended, and our Board approved, effective November 28, 2020, the Fiscal Year 2021 and Fiscal Year 2022 Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The Director Compensation Policy increased for fiscal year 2021 the equity annual award value for non-employee directors from $285,000 to $300,000. On a per-director basis, our cash compensation for non-employee directors is targeted near the peer median and our equity compensation for non-employee directors is targeted near the peer 75th percentile.
Fees Earned or Paid in Cash
Under the Director Compensation Policy, each non-employee director received an annual retainer of $60,000 and our Lead Director received an additional Lead Director annual retainer of $50,000, plus committee fees for each committee on which he or she served, as follows:

Committee	Chair ($)	Members ($)

Audit	40,000	20,000
Executive Compensation	30,000	15,000
Governance and Sustainability	20,000	10,000
The committee fees for 2021 were consistent with the prior year.
Equity Awards
The Director Compensation Policy includes an annual grant of RSUs to non-employee directors. The RSUs granted to each non-employee director will vest 100% on the day of our next annual meeting of stockholders following the grant date, subject to each non-employee director’s continued service on such date. The annual award for fiscal year 2021 was valued at $300,000 (based on the estimated value on the date of grant) and was converted into a number of RSUs based on the average closing market price over the 30 calendar days ending the day prior to the grant date. New directors joining our Board between annual meetings receive a pro-rated annual grant of RSUs. Non-employee directors receive no other equity compensation.
If a non-employee director’s service terminates due to death or disability, the director will be given credit for an additional 12 months of service for the vesting of RSUs.
In the event of a change of control, any unvested RSUs will become vested in full immediately prior to the effective date of a change of control, subject to the consummation of the change of control.
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Deferred Compensation Plan
Our Deferred Compensation Plan allows non-employee directors to defer from 5% up to 100% of their cash compensation, which amounts are deemed invested in the investment funds selected by the director from the same fund options that are generally available in Adobe’s 401(k) Plan (other than the individual direct brokerage account and Retirement Savings Trust). Participants may also contribute 100% per vesting tranche of their RSU awards. Deferred Compensation Plan participants must elect irrevocably to receive the deferred funds on a specified date at least three years in the future or at termination in the form of a lump sum or annual installments subject to the terms of the plan. Payments of equity deferrals may only be made in the form of a lump sum. Ms. Boulden, Mr. Calderoni, Mr. Daley, Ms. Desmond and Mr. Pandey participated in the Deferred Compensation Plan with respect to 100% of their respective retainers and committee fees for their services in fiscal year 2021 and Dr. Warnock deferred 5% of his retainer and committee fees. Ms. Banse, Mr. Calderoni, Mr. Daley, Mr. Pandey, Mr. Rosensweig and Dr. Warnock elected to defer 100% of their RSU awards granted in 2021. See “Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2021” in this proxy statement for more information regarding our Deferred Compensation Plan.
Expenses
We reimburse our non-employee directors for their reasonable travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences.
Other Benefits
Consistent with prior years, in fiscal year 2021, our co-founder, Dr. Warnock, was offered an opportunity to purchase certain Adobe health, dental and vision insurance and was responsible for paying 100% of the insurance premiums.
Stock Ownership Guidelines
We have adopted stock ownership guidelines for members of our Board. Under these guidelines, each non-employee director must hold 50% of the net shares acquired from Adobe until the total number of shares held by such non-employee director equals or exceeds (and continues to equal or exceed) the minimum share ownership requirement. Determined annually, the minimum share ownership for a non-employee director is calculated as follows: shares required to equal a value of ten times the annual retainer divided by the average daily closing share price for the 30-days ending on December 31. Once achieved (following all permissible dispositions under the guidelines), this minimum share value ownership threshold must be maintained throughout the year going forward. Shares that count toward the ownership requirement include shares owned outright or beneficially owned; shares purchased in the open market or inherited; shares acquired through our Employee Stock Purchase Plan; vested restricted stock; vested RSUs, performance shares and performance units, including such shares that have been deferred into our Deferred Compensation Plan; and shares issued from the exercise of vested options. As of December 3, 2021, each of our non-employee directors was in compliance with these guidelines.
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Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our executive compensation programs during fiscal year 2021 for the following executive officers of Adobe:

Shantanu Narayen	Chairman and Chief Executive Officer (“CEO”)
Daniel Durn	Executive Vice President and Chief Financial Officer
John Murphy	Former Executive Vice President and Chief Financial Officer
Anil Chakravarthy	President, Digital Experience Business
David Wadhwani	President, Digital Media Business
Abhay Parasnis	Executive Vice President, Chief Technology Officer and Chief Product Officer, Document Cloud
These executive officers are referred to in this Compensation Discussion and Analysis and in the accompanying compensation tables as our named executive officers (”NEOs”). Mr. Durn was appointed Executive Vice President and Chief Financial Officer, effective October 2021, succeeding Mr. Murphy, who previously announced his plans to retire. Mr. Wadhwani was initially appointed Executive Vice President and Chief Business Officer, Digital Media, effective June 2021 and was promoted to his current position, as indicated above, effective December 2021. Mr. Parasnis resigned as Executive Vice President, Chief Technology Officer and Chief Product Officer, Document Cloud effective March 2022.
This Compensation Discussion and Analysis describes the material elements of our executive compensation programs for our executive officers during fiscal year 2021. It also provides an overview of our executive compensation philosophy, including our principal compensation programs. Finally, it analyzes how and why the Executive Compensation Committee of our Board (the “Committee”) made its compensation decisions for our executive officers, including our NEOs, in fiscal year 2021. For a summary of our fiscal year 2021 financial performance and business highlights, see the section titled “Proxy Summary—Financial and Business Highlights” on page 1.
Fiscal Year 2021 Compensation Highlights
Our executive compensation programs are designed to directly tie the outcomes of our incentive compensation awards for our executive officers to the achievement of our key strategic performance objectives, returns to our stockholders and the creation of sustainable long-term stockholder value. Our fiscal year 2021 compensation programs continued to reflect this philosophy, and compensation earned reflected our business achievements.
Cash Incentive Plan
In 2021, the Committee continued the approach of a streamlined cash-based Executive Annual Incentive Plan (the “Executive Incentive Plan”) that bases financial performance on a combination of GAAP revenue and non-GAAP EPS
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performance as pegged against our fiscal year 2021 operating plan (the “Operating Plan”). Financial performance also continued to be based on a metric that emphasizes Digital Media annual recurring revenue (“ARR”) and Digital Experience subscription bookings (“Bookings”) growth in order to drive growth in our strategic businesses. The plan allowed the Committee to make an adjustment of up to 25 percentage points up or down based on its evaluation of the company’s performance against its corporate priorities and objectives. Additionally, consistent with past practice, an executive’s individual performance was a key component in the calculation of his or her incentive award.
The Corporate Performance Result under our 2021 Executive Incentive Plan was 109% due to record revenue, record net new ARR in our Digital Media business and strong bookings in Digital Experience during fiscal year 2021. For more discussion of cash incentive awards, see the section titled “Cash Incentives” below.
Performance Share Program Results
The three-year performance period under Adobe’s 2019 Performance Share Program closed at the end of our 2021 fiscal year. Under this program, shares were earned based on relative total stockholder return (“TSR”) over a three-year performance period, during which Adobe achieved a total return of approximately 153%. During the performance period, the average price of Adobe’s common stock increased from $251.77 to $636.36 (using the 90-calendar day averages preceding the beginning and end of the performance period). With this performance, our percentile rank among the companies remaining in the Nasdaq 100 Index as of December 3, 2021 was 77th, which under the plan resulted in each of the participants being awarded performance shares equal to 168% of the executive’s target number of shares.
Continued Emphasis on Pay for Performance
Approximately 92% of our CEO’s target total direct compensation in fiscal year 2021 was comprised of equity awards. A substantial percentage (70%) of these awards are based on Adobe’s relative TSR (compared against the companies in the Nasdaq 100 Index) measured over a three-year performance period issued under our 2021 Performance Share Program, with the balance of target equity value granted as time-based RSUs that vest according to our four-year vesting schedule. Unless we achieve at least a 50th-percentile rank over the three-year performance period of the Performance Share Program, our CEO and other executive officers will not realize the full intended value of their long-term incentive compensation. Further, because Adobe common stock underlies our equity-based compensation awards, the immediate value of these awards is subject to fluctuations in our stock price, strongly aligning the interests of our executive officers, including our CEO, with those of our stockholders.
    Our pay-for-performance philosophy is reflected in the pie charts below, which depict the composition of our CEO and other NEOs’ target total direct fiscal year 2021 compensation:
CEO and Other NEOs’ Target Pay Mix(1)(2)
(1)    The mechanism for calculating target equity award values is described in detail under “Equity Incentives—Equity Compensation Mix.” The amounts shown for all other NEOs represent their average target pay mix. For the actual
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grant date fair value of equity awards, computed in accordance with stock-based compensation accounting principles, please see “Executive Compensation—Summary Compensation Table.”
(2)    The target pay mix for “All Other NEOs” excludes Messrs. Durn and Wadhwani as they each received a new hire target equity award of RSUs in October 2021 and June 2021, respectively.
Compensation Approach in Fiscal Year 2022
In addition to taking stockholder feedback into account, the Committee has evaluated a number of other factors discussed below in making decisions about our executive compensation approach. Following this evaluation, the Committee updated our 2022 Performance Share Program to base performance on two equally weighted factors: (1) relative TSR over the three-year performance period (as in previous years) and (2) a new financial Net New Sales metric, combining Digital Media net new ARR and subscription revenue growth in Digital Experience, over three one-year periods. No 2022 PSP awards will vest before the third anniversary of the date of grant. The addition of Net New Sales will help ensure our NEOs’ financial incentives are aligned with the company’s strategic priorities and continued growth. The Committee also increased the target percentile rank needed for our CEO and other executive officers to realize their full award from the 50th percentile among the companies included in the Nasdaq 100 Index to the 55th percentile.
As part of its regular review of the executive compensation program, the Committee also updated our cash bonus plan for fiscal year 2022 to base the financial performance metric solely on GAAP revenue and non-GAAP EPS performance as pegged against our fiscal year 2022 operating plan, and increase the minimum thresholds for GAAP revenue and non-GAAP EPS to 90 percent for fiscal year 2022 (from 80 percent in fiscal year 2021). In addition to other goals upon which each officer’s individual performance is assessed, in fiscal year 2022, the Committee will be including a component focused on diversity and inclusion as a part of each officer’s individual goals.
    The Committee believes that these updates to the cash incentive and equity compensation programs will further incentivize strong revenue growth in key digital segments in the coming years while maintaining a focus on bottom-line growth and generating significant stockholder value.
Additional information regarding our fiscal year 2022 executive compensation programs is available in our Current Report on Form 8-K filed with the SEC on January 27, 2022.
Compensation-Setting Governance and Process
The Role of the Executive Compensation Committee
    The Committee oversees and provides strategic direction to management regarding the elements of our executive compensation programs. It reviews and approves the compensation and severance benefits of Adobe’s executive officers, including our NEOs. As part of this review, the Committee regularly solicits input from its independent compensation consultant. In fiscal year 2021, the Committee met regularly in executive session with its independent compensation consultant and without management present. The Chair of the Committee also met separately with the consultant, both with and without management present. The Committee also discusses Mr. Narayen’s performance with the Board and our Lead Director and remains solely responsible for making the final decisions on compensation for our executive officers, including our NEOs.
The Committee regularly reviews the compensation programs for our executive officers, including our NEOs, to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests. This includes using our incentive compensation awards to support our strategic and operating plans. We also closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of market practices. This aids in the retention of our NEOs in a competitive market for executive talent.
The Role of Executive Officers
Our CEO conducts reviews of the performance and compensation of the other NEOs and, based on these reviews, he made his recommendations for fiscal year 2021 target compensation levels (including adjustments to base salary and target annual cash incentives, if applicable, and equity incentive levels) directly to the Committee. He also provides feedback on the
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strategic goals and objectives of each of the other NEOs. No NEO was present or participated in the final determinations or deliberations of the Committee regarding the amount of any component of his own fiscal year 2021 compensation package.
The Role of the Compensation Consultant
The Committee engaged Compensia, Inc. as the Committee’s independent compensation consultant to review and provide independent advice concerning all of the components of Adobe’s executive compensation programs, on account of Compensia’s expertise in the software industry, its knowledge of our peer group and its geographical proximity. Compensia provided the following services on behalf of the Committee during fiscal year 2021: (1) reviewed and provided recommendations on the composition of our peer group and provided compensation data relating to executives at the selected companies in our peer group; (2) conducted a comprehensive review of the total compensation arrangements for all of our executive officers; (3) provided advice on our executive officers’ compensation; (4) assisted with executive equity program design, including analysis of equity mix, target grant levels and our 2022 Performance Share Program design; (5) assisted with development of our fiscal year 2022 Executive Annual Incentive Plan; (6) provided updates on say-on-pay results and regulatory developments; (7) updated the Committee on emerging trends and best practices in the area of executive and board compensation; (8) conducted a detailed aggregate equity utilization relative to peer company practices; (9) reviewed and provided guidance on our corporate aircraft policy; and (10) reviewed the Compensation Discussion and Analysis for inclusion in our 2022 proxy statement.
Our Employee Experience, Finance and Legal departments work with our CEO and Compensia to design and develop new compensation programs applicable to our NEOs and other executive officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group compensation comparisons and other Committee briefing materials and, ultimately, to implement the decisions of the Committee. Members of these departments and our CEO also meet with Compensia separately from the Committee to convey information on proposals that management may make to the Committee, as well as to allow Compensia to collect information about Adobe to develop its own proposals.
The Committee conducted a formal review of Compensia’s independence and is satisfied with the qualifications, performance and independence of Compensia. Other than providing limited guidance to our Employee Experience department regarding Adobe’s broad-based equity compensation design for all employees (as approved by the Committee), Compensia does not provide any other services to Adobe. Adobe pays for the cost of Compensia’s services.
The Role of Stockholders and Say-on-Pay Vote Results
Adobe values the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. The Committee carefully considers stockholder feedback and the outcome of each vote when reviewing our executive compensation programs each year.
At our 2021 annual meeting, approximately 88% of the votes cast approved, on an advisory basis, our NEO compensation for fiscal year 2020. In particular, we believe shareholder support was largely driven by the following attributes of our fiscal year 2020 executive compensation programs, which continued into fiscal year 2021: (1) the high degree of alignment between company performance and our executive compensation programs; (2) basing our Performance Share Program on a three-year performance period with an objective metric—relative TSR—closely aligning the compensation opportunity of our NEOs to long-term stockholder interests; and (3) basing our short-term cash incentive program on financial metrics that align with our growth strategy.
While we welcome stockholder interaction throughout the year, we generally engage in stockholder outreach during two key periods each fiscal year: (1) leading up to our annual meeting of stockholders; and (2) during the months of August and September, when Adobe’s management, the Committee and its independent compensation consultant are in the preliminary planning stages for the subsequent year’s compensation programs. During fiscal year 2021, we engaged with several of our largest stockholders in discussions regarding our existing programs and potential changes for the future, and we value the input received during those discussions. Specifically, we received input from shareholders on adding another financial metric to our long-term incentive plan and incorporating diversity and inclusion into our NEOs’ annual goals, both of which we’ve incorporated into our compensation approach for fiscal year 2022. We expect to continue stockholder engagement throughout fiscal year 2022 as we consider potential changes to our compensation programs in the future.
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The Role of Peer Companies
The Committee regularly reviews relevant market and industry practices on executive compensation. We do so to balance our need to compete for talent with the need to maintain a reasonable and responsible cost structure while aligning our executive officers’ interests with those of our stockholders.
Each year, to assist the Committee in its deliberations on executive compensation, the Committee reviews and updates our list of peer companies used as points of comparison, as necessary, to ensure that the comparisons are meaningful. These peer companies are technology companies at which our NEOs’ positions would be analogous in scope and complexity, which operate in similar or related businesses to Adobe and with which Adobe competes for talent. Compensia provides recommendations on the composition of our compensation “peer group” by considering companies with the following criteria:
•revenues within 0.5x to 2.0x of Adobe’s;
•market capitalization within 0.33x to 3.0x of Adobe’s;
•global U.S.-based or U.S.-listed multi-faceted software/Internet company;
•profit margin within 0.5x to 2.0x of Adobe’s;
•comparable number of employees to Adobe’s;
•positive revenue growth;
•stockholder advisory firm names company as Adobe’s peer; and
•companies that list Adobe as a peer.
Based on the factors described above and input from management and Compensia, the Committee made no changes to the peer group for fiscal year 2021.

Peer Group for Fiscal Year 2021
Activision Blizzard, Inc.	Autodesk, Inc.	Booking Holdings Inc.
eBay Inc.	Electronic Arts Inc.	Intuit Inc.
Netflix, Inc.	NVIDIA Corporation	Oracle Corporation
PayPal Holdings, Inc.	salesforce.com, inc.	SAP SE
ServiceNow, Inc.	VMware, Inc.
Compensia prepares a compensation analysis compiled from both executive compensation surveys and data gathered from publicly available information for our peer group companies. The Committee uses this data to compare the current compensation of our NEOs to that of the peer group and to determine the relative market value for each NEO position. In addition, because Adobe’s market capitalization is within the top quartile of its peer companies, the Committee and management also specifically consider position of market cap relative to peers when reviewing equity and target total direct compensation levels.
Compensation Philosophy and Objectives
    Adobe’s mission is to change the world through digital experiences. To support our product and technical innovation with strong execution, we strive to create a dynamic work environment that attracts and retains great people who drive successful business outcomes, growth, innovation and a focus on creating a world-class experience for Adobe’s customers.
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Guiding Principles
We believe that the skills, experience and dedication of our executive officers are critical factors that contribute directly to our operating results, thereby enhancing stockholder value. In order to continue to develop and bring to market the products that drive our financial performance, we must attract, motivate and retain the top talent within our industry. As such, our compensation programs are designed to:
•provide competitive compensation opportunities that attract and retain individuals with the skills necessary for us to achieve our business objectives;
•relate directly to our corporate performance and meaningfully drive our strategy;
•reward and motivate strong individual performance, but with a substantial majority of compensation tied to corporate objectives;
•avoid undue compensation-related risk; and
•create direct alignment with our stockholders by providing equity ownership in the company.
Executive Compensation Policies and Practices
The following aspects of our compensation programs underscore our continued commitment to corporate governance and compensation best practices:

What we do		What we don’t do
✓	Pay for Performance. Our executives’ total compensation is designed to pay for performance and is comprised of elements that address both short-term and long-term financial performance.	✗	Our Insider Trading Policy, which applies to all employees, officers and directors, prohibits transactions involving pledging, hedging or short sales of Adobe equity.
✓	Independent Compensation Consultant. Our Compensation Committee engages its own independent compensation consultant to advise on executive and non-employee director compensation matters.	✗	We do not provide golden parachute excise tax other than gross-up payments.
✓
Annual Compensation Peer Group Review.
Our Compensation Committee reviews the composition of our compensation peer group annually and makes adjustments to the composition of that peer group, if deemed appropriate.
		✗	We do not provide defined benefit pension plans, supplemental executive retirement plans or retiree health benefits.
✓	Annual Say-on-Pay Vote. We conduct an annual advisory vote on the compensation of our named executive officers (“NEOs”).	✗	Our equity plans do not include an evergreen feature that would automatically replenish the shares available for issuance.
✓	Fully Independent Compensation Committee. Our Compensation Committee is comprised of 100% independent directors.
✓	Clawback Policy. We have a clawback policy for performance-based incentive compensation of our executive officers.
✓	Robust Stock Ownership Guidelines. We have robust stock ownership requirements for our directors and officers at the senior vice president level and above.
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We believe our executive compensation programs have been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry.
Executive Compensation Program Components
Our executive compensation programs include base salary, an annual cash incentive opportunity, equity incentive awards and employee benefits. The percentage of “at risk” pay, for Adobe’s management and other employees generally increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation strategy with the practices of our peer group when possible and to the extent consistent with our business model. Our executive compensation programs focus on linking pay to performance and reinforcing the alignment of our executives’ interests with those of our stockholders. If results do not meet our expectations, our NEOs will receive compensation that is below target levels and may be below market in comparison to our peer group. Similarly, when superior results are achieved, our NEOs may receive compensation that is above target levels and above market. For more information, see the section titled “Realizable Pay” below.

Compensation Objectives

Objectives
Compensation Element	Description	Attract/Retain Key Performers	Reward Short-Term Performance	Reward Long-Term Performance

Base Salary	Base salary provides market competitive compensation in recognition of role and responsibilities.	✓
Cash Incentives	Cash incentives are earned in full or in part only if (1) we achieve certain pre-established one-year company performance targets, (2) the recipient achieves individual performance levels or objectives and (3) the recipient remains employed with Adobe through the earn date.	✓	✓
Equity Incentives	Equity incentives are awarded upon hire and then typically annually thereafter. Awards are both performance-based and time-based, each vesting over multiple years, aligning employee interests with stockholder interests.	✓		✓
Employee Benefits and Perquisites	Benefits programs for all eligible Adobe employees provide protection for physical, emotional and financial well-being.	✓
    In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally emphasize performance-based compensation, both cash and equity, in our executive officers’ compensation. The total target cash compensation opportunity (base salary and target cash incentives) represents less of our executive officers’ total target compensation than the total target equity compensation opportunity, to increase alignment with our stockholders’ interests and motivate performance that creates sustainable long-term stockholder value.
The allocations reflect our belief that a significant portion of our NEOs’ compensation should be based on company and individual performance, as well as NEO service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks, and our actual performance can deviate from the target goals, the amount of compensation actually earned will differ from the target allocations.
The fiscal year 2021 target total direct compensation (base salary, target cash incentives and target equity value) (“TDC”) for each of our NEOs was set by the Committee based on a number of factors, including: competitive pay practices reflected in the peer group data; each executive’s contribution to Adobe; company and individual performance; anticipated future contributions; internal pay equity; pay trends; and historical pay levels. The Committee also reviewed the positioning of the total target cash and target equity elements of compensation against levels at our peer companies, but these individual elements of NEO compensation may vary based on the importance of the other factors noted above in any given year with respect to any given NEO. Because our fiscal year begins earlier than most of our peer companies, our target TDC attempts to anticipate what the competitive compensation positioning for each role will be for the coming fiscal year.
32 | Adobe Inc.

Base Salary
For fiscal year 2021, the Committee reviewed the base salaries of our NEOs, comparing these salaries to the base salary levels at the companies in our peer group, as well as considering the roles and responsibilities, performance and potential performance of the NEOs and their mix of other compensation elements (cash and equity incentives). Following its review, the Committee made no change to Mr. Narayen’s base salary and chose to increase the salaries for Messrs. Chakravarthy and Parasnis by 3 and 4 percent, respectively, to better align with peer companies, acknowledge increased scope (where applicable) and reward their performance in fiscal year 2020.
Fiscal Year 2021 Base Salaries

Name	2021 Salary ($)	2020 Salary ($)

Shantanu Narayen	$1,000,000	$1,000,000
Daniel Durn (1)	850,000	—
John Murphy	650,000	650,000
Anil Chakravarthy	750,000	725,000
David Wadhwani (1)	750,000	—
Abhay Parasnis	675,000	650,000
________________________
(1)    Messrs. Durn and Wadhwani joined Adobe in October 2021 and June 2021, respectively, and were not NEOs during fiscal 2020.
Cash Incentives
Annual Cash Incentive Plan
    At the outset of fiscal year 2021, the Committee approved the Executive Incentive Plan to drive revenue growth, encourage accountability, drive execution of short-term priorities tied to long-term strategy and annual operating plan objectives and recognize and reward the company’s executives upon the achievement of certain objectives. The Committee set threshold, target and maximum performance levels for these goals that were based on the Operating Plan.
Plan Design and Target Annual Incentive Opportunity
    In fiscal year 2021, our Executive Incentive Plan continued to be designed to align our NEOs’ annual cash incentives with the company’s strategic priorities and financial performance. The Committee set the target annual cash incentive opportunity (expressed as a percentage of base salary) for each NEO early in fiscal year 2021. In setting the target levels, the Committee considered each NEO’s fiscal year 2021 target total cash opportunity against the peer group data provided by its independent compensation consultant, internal pay equity and the roles and responsibilities of each NEO. The Committee set the fiscal year 2021 target annual cash incentive opportunity for each NEO at the same percentage as their target opportunities for fiscal year 2020, as their target opportunities remained in our target range when compared with our peers.
The maximum award for each participant is subject to adjustment based on our performance against our corporate priorities and objectives, as well as the individual’s performance against goals tailored to each executive participant.
A participant’s award is calculated according to the below formula:
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________________________
*    Ranges from 0% to 150%
**    Capped at 100% of target in the event the Financial Performance Result is below 90%. To earn any award, the company must achieve two threshold goals: (1) exceed 80% of its annual GAAP revenue target and (2) exceed 80% of its annual non-GAAP EPS target, each as set forth in the Operating Plan.

Corporate Performance Result
The “Corporate Performance Result” (expressed as a percentage) is based on the financial performance of the company in fiscal year 2021 (the “Financial Performance Result”) and a discretionary strategic performance adjustment of up to 25 percentage points up or down based on the Committee’s assessment of the company’s performance against its corporate priorities and objectives during the performance period (the “Strategic Performance Adjustment”). As with our fiscal year 2020 program, the Financial Performance Result is determined by both (1) a Net New Sales metric aligned to the company’s strategic priorities that is comprised of net new Digital Media ARR (as defined below) and Bookings growth in Digital Experience, in both cases as set forth in the Operating Plan, and (2) GAAP revenue and non-GAAP EPS performance against the Operating Plan targets. The Committee and the company’s management believe that our Financial Performance Result metrics are strong indicators of the forward-looking health of Adobe’s business.
As described in our Annual Report on Form 10-K for the fiscal year ended December 3, 2021, we define annualized recurring revenue, or ARR, in our Digital Media business as the sum of Creative ARR and Document Cloud ARR. We define Creative ARR as the sum of (1) the annual value of Creative Cloud subscriptions and services, plus (2) the annual contract value of Creative Enterprise Term License Agreements. We define Document Cloud ARR as the sum of (1) the annual value of Document Cloud subscriptions and services plus (2) the annual contract value of Document Cloud Enterprise Term License Agreements. A table showing the relationships between financial performance, as a percentage of the Operating Plan targets, and the funding results under the Executive Incentive Plan can be found in Exhibit 10.4 to the Current Report on Form 8-K Adobe filed with the SEC on January 27, 2021.
Individual Performance Result
The “Individual Performance Result” (expressed as a percentage ranging from 0% to 150%) is based on the Committee’s assessment of each participant’s individual performance including, without limitation, achievement of individual goals set by the Committee at the outset of the fiscal year.
The individual goals were selected by the Committee in consultation with our CEO (other than with respect to his own goals) at the outset of fiscal year 2021 (with the exception of Messrs. Durn and Wadhwani whose goals were selected after their hiring during fiscal year 2021), and the Committee reviewed the achievement of such individual goals for each NEO to determine the NEO’s Individual Performance Result. For our CEO, these individual goals for fiscal year 2021 are shown in the table below. For our other NEOs, the individual goals for fiscal year 2021 are also shown in the table below and were specifically tailored to the functions led by each NEO and aligned to the achievement of our overall Operating Plan.
34 | Adobe Inc.

Executive Officer	Individual Performance Goals

Shantanu Narayen	Drive strategy and growth across Creative Cloud, Document Cloud and Experience Cloud; drive organizational and operating cadence; and focus on management development and talent.
Daniel Durn	Focus on defining strengths and opportunities in strategic growth areas; and provide insight, leadership and guidance across the Finance and Operations organization.
John Murphy (1)	Drive return on investment, efficiency and revenue growth; and deliver insights through finance organization to improve operational performance.
Anil Chakravarthy	Drive product and platform innovation, strategy and execution; accelerate strategic partnerships; improve customer success and growth; and strengthen leadership bench, employee engagement and diversity and inclusion.
David Wadhwani	Define company-wide Digital Media strategy; transform operating cadence to improve execution across functions; implement scalable product-led growth model; and launch Creative Cloud Express.
Abhay Parasnis	Execute key strategies and drive key partnerships for Document Cloud; accelerate Adobe Cloud platform adoption and deliver key services; drive multi-cloud foundation; and incubate Sensei-driven technologies.
________________________
(1)    Mr. Murphy retired during fiscal year 2021 and, consequently, did not receive any cash bonus under the Executive Incentive Plan.
Individual EAIP Award
Once each component described above is certified by the Committee, the award earned by each participant is determined using the formula above, provided that in no event will a participant’s award exceed 100% of the participant’s individual target award if the Financial Performance Result is not at least 90%. The Committee determined that we must achieve two threshold goals in order for any participant in the Executive Incentive Plan to be eligible to earn any annual cash incentive award: exceed 80% of both its annual GAAP revenue target and non-GAAP EPS target, each as set forth in the Operating Plan. If the foregoing thresholds are met, each participant would be eligible to earn a maximum award of up to 200% of such participant’s target annual cash incentive opportunity. Amounts paid under the Executive Incentive Plan are subject to recoupment from the participants in accordance with our clawback policies.
Fiscal Year 2021 Results and Payouts
In fiscal year 2021, we achieved $15.79 billion of revenue and diluted earnings per share of $10.02 on a GAAP basis, and $12.48 on a non-GAAP basis, exceeding both threshold levels. (See Annex A for a reconciliation of GAAP diluted EPS to non-GAAP diluted EPS.) According to the matrix included as Exhibit A to the Executive Incentive Plan, as set forth in Exhibit 10.4 to our 8-K filed with the SEC on January 27, 2021, the Net New Sales metrics resulted in a payout of 101% and GAAP revenue and non-GAAP EPS performance resulted in a payout of 120%. This produced an overall Financial Performance Result of 110.5%. To account for the impact of external factors such as foreign exchange rates, tax rates and changes in macroeconomic conditions, the Committee elected to exercise its discretion to make a downward Strategic Performance Adjustment for each of our NEOs, resulting in a Corporate Performance Result of 109%.
The Committee monitored each NEO’s performance on a periodic basis during the year and measured total achievement at year end. Based on the Committee’s assessment of each NEO’s individual performance during the fiscal year, including progress against the individual goals shown above, the Committee determined the individual performance assessment for the participants as shown in the table below. Mr. Murphy retired during fiscal year 2021 and, consequently, did not receive any cash bonus under the Executive Incentive Plan. As a result, Mr. Murphy is excluded from the discussion that follows.
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Name	Individual Performance Result		Corporate Performance Result		Actual Award Payout (% of Target Award)

Shantanu Narayen	100%	x	109%	=	109%
Daniel Durn	100%	x	109%	‘=	109%
Anil Chakravarthy	100%	x	109%	=	109%
David Wadhwani	100%	x	109%	=	109%
Abhay Parasnis	100%	x	109%	=	109%
The following table shows the calculation of the individual cash bonuses awarded by the Committee based on the formulas set forth above:
Fiscal Year 2021 Executive Incentive Plan Cash Bonus

Name	Weighted Base Salary(1) ($)	Target Cash Incentive (%)	Target Cash Incentive ($)	Actual Award Payout (%)	Actual Cash Incentive Earned ($)

Shantanu Narayen	$1,000,000	200%	$2,000,000	109.0%	$2,180,000
Daniel Durn	107,682	100%	107,682	109.0%	117,373
Anil Chakravarthy	745,148	100%	745,148	109.0%	812,212
David Wadhwani	349,730	100%	349,730	109.0%	381,206
Abhay Parasnis	670,148	100%	670,148	109.0%	730,462
________________________
(1)    Base salary adjustments for Messrs. Chakravarthy and Parasnis took effect on January 25, 2021. Messrs. Durn and Wadhwani joined Adobe on October 18, 2021 and June 14, 2021, respectively, and their base salaries were prorated for purposes of this calculation.
Other Cash Incentives
In connection with Mr. Murphy’s retirement, on October 19, 2021, the Committee approved a grant to Mr. Murphy of a one-time cash bonus of $664,950. This bonus was in recognition of Mr. Murphy’s contributions to Adobe for the nearly 11 months of fiscal year 2021 in which he served in the position of CFO.
To attract top talent for key executive roles, the Committee granted one-time signing bonuses to Messrs. Durn and Wadhwani upon them joining Adobe during fiscal year 2021. Mr. Durn’s signing bonus of $6,200,000 is payable in two equal installments, with one half paid upon commencement of employment and the second installment payable on the first anniversary of his employment, subject to continued employment on that date. Mr. Wadhwani’s signing bonus of $5,000,000 is payable in equal installments over three years, subject to Mr. Wadhwani’s continued employment on each payment date. Each installment is subject to reimbursement if either Mr. Durn’s or Mr. Wadhwani’s employment terminates within twelve months of a payment, with the amount reimbursable reduced by 1/12 for each full month of employment from the initial payment date with respect to the first installment and reduced by 1/12 for each full month of employment from the first or second anniversary of the initial payment date, as applicable, for the second and third installments.
Equity Incentives
Goals of Equity Compensation
    We use equity compensation to motivate and reward strong corporate performance and to retain valued employees. We also use equity incentive awards as a means to attract and recruit qualified individuals. We believe that equity awards serve to align the interests of our NEOs with those of our stockholders by rewarding them for growing the value of the company. By having a significant percentage of our NEOs’ target TDC payable in the form of multi-year equity and, thus, subject to higher risk and longer vesting than cash compensation, our NEOs are motivated to make decisions that will benefit Adobe and its stockholders in the long term.
36 | Adobe Inc.

Equity Compensation Mix
    For our fiscal year 2021 equity program established in January 2021, the Committee continued to differentiate between the CEO target mix of equity incentive awards and that of our other NEOs, with the target mix of ongoing annual equity incentive awards to our CEO continuing to consist of 70% performance share awards and 30% time-based RSUs in order to align our CEO closely with the interests of our stockholders by having a large proportion of his target TDC vary with company performance. The target mix of equity incentive awards to Messrs. Murphy, Chakravarthy and Parasnis also remained unchanged at 50% performance share awards and 50% time-based RSUs. The Committee determined that this mix of equity compensation would appropriately balance and meet our compensation objectives, as described in the table below. The Committee calculated the target values for equity to achieve this desired mix, based on a price of $466.30 per share, the trailing 10-day average of the closing price per share of our common stock as of January 22, 2021, the period just prior to the Committee’s approval of the equity compensation award recommendations. Based on this price per share, the total desired number of targeted shares was determined and then split, as applicable, between performance shares and time-based RSUs, each rounded up to the nearest whole share. To cover the equity compensation they forfeited at their current companies by joining Adobe in October and June 2021, respectively, Messrs. Durn and Wadhwani received equity awards in fiscal year 2021 consisting of 100% new-hire time-based RSUs. Messrs. Durn’s and Wadhwani’s new-hire awards were one-time grants and their equity compensation in fiscal year 2022 will be based on our typical compensation structure that applies generally to our NEOs.

Fiscal Year 2021 Mix of Annual Equity Incentive Awards

Type of Equity (Allocation Percentage)(1)	Description	Objectives/Dilutive Effect	Vesting(2)

Performance Share Awards (CEO ~70%, Other NEOs ~50%)	Stock-settled awards subject to performance- and time-based vesting conditions; three-year cliff performance period determines the total number of shares earned, with significant benefits for overachievement and significant consequences for underachievement, including the potential for no award being earned; no purchase cost to executive, so awards always have value if earned	Focus NEOs on a three-year performance goal tied to long-term stockholder returns while also providing a strong retention incentive, requiring continuous employment to vest; provide significant incentive to grow our stock price; and use fewer shares than stock options, so less dilutive	Performance shares vest upon the certification of performance results following a three-year performance period
Time-Based RSUs (CEO ~30%, Other NEOs ~50%)	Stock-settled awards subject to time-based vesting conditions; no purchase cost to executive, so awards always have value, if earned	Provide a strong incentive for our NEOs to remain employed with us, as they require continuous employment while vesting; provide moderate reward for growth in our stock price; and use fewer shares than stock options, so less dilutive	Vest over a period of four years; specifically, 25% on the first anniversary of the vesting commencement date and 6.25% quarterly thereafter for the remaining three years
_________________________
(1)    The percentages for Other NEOs exclude Messrs. Durn and Wadhwani due to their new hire RSU grants in October 2021 and June 2021, respectively. The percentages for Other NEOs do apply for Messrs. Durn’s and Wadhwani’s new equity awards granted in January 2022.
(2)    Our NEOs’ equity awards are also subject to certain accelerated vesting provisions as described under “Severance and Change of Control Compensation” and “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year
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2021—Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2021 Table—Effect of Death and Disability on Equity Compensation Awards.”
Target Value and Award Determination
For fiscal year 2021, the Committee, with input from its independent compensation consultant, management and our CEO, took a number of factors into account in determining the target value of the equity compensation opportunity for each of our NEOs. Among these factors were the individual performance of executives, peer group positioning, internal pay equity, our employee retention objectives and the other factors for determining compensation discussed under “Compensation Philosophy and Objectives” above. With regard to peer group positioning, the Committee reviews the value of equity awards in the aggregate because of the different mix of equity awards granted by our peers and the aggregated manner in which this data is presented in the peer group analyses.
The following table sets forth the total target value of equity awards for each NEO determined by the Committee, as well as the resulting number of performance shares (at target and maximum performance) and RSUs granted to each of our NEOs in January 2021. Note that this table reflects the values targeted by the Committee. The actual grant date fair values of these equity awards, computed in accordance with stock-based compensation accounting principles, are set forth in the section titled “Executive Compensation—Summary Compensation Table.”
Equity Awards Granted by the Committee During Fiscal Year 2021

		Performance Share Program(1)
Name	Total Target Value of Equity Award ($)(2)	Target Award (#)	Maximum Award (#)	RSU Award (#)

Shantanu Narayen	$32,500,000	48,789	97,578	20,910
Daniel Durn (3)	30,000,000	—	—	46,039
John Murphy (4)	6,500,000	6,970	13,940	6,970
Anil Chakravarthy	9,000,000	9,651	19,302	9,651
David Wadhwani (5)	15,000,000	—	—	30,925
Abhay Parasnis	7,000,000	7,506	15,012	7,506
_________________________
(1)    Achievement of goals for performance shares granted in 2021 will be certified by the Committee following the completion of the three-year performance period.
(2)    Amount of performance shares and RSUs awarded to each NEO is based on the total target equity value for each NEO described above under “Equity Compensation Mix.”
(3)     New hire RSUs with a target equity value of $30,000,000 were granted to Mr. Durn upon his joining Adobe in October 2021.
(4)     Mr. Murphy retired during fiscal year 2021 and forfeited the awards upon his termination of employment from Adobe.
(5)     New hire RSUs with target equity value of $15,000,000 were granted to Mr. Wadhwani upon his joining Adobe in June 2021.
2021 RSU Program
Recognizing that a substantial portion of our NEOs’ compensation is performance-based, the Committee granted time-based RSUs to our NEOs in order to satisfy our retention objectives and promote continuity in our business. The RSUs vest 25% on the one-year anniversary of the vesting commencement date and then 6.25% quarterly thereafter for the remaining three years of the award. Accordingly, our RSU program provides our NEOs with strong incentives to remain employed by Adobe, while providing additional rewards for growth in our stock price with less dilution to the company than time-based stock options, which were not granted by Adobe to any executive officer in fiscal year 2021.
38 | Adobe Inc.

2021 Performance Share Program
As with our 2020 Performance Share Program, under our 2021 Performance Share Program, shares are earned based on a single objective financial measure—relative TSR over a three-year performance period. All earned performance share awards will vest upon the later of the Committee’s certification of results and the three-year anniversary of the vesting commencement date. Accordingly, the performance shares will align our NEOs’ interests with those of our stockholders over the long term, while also providing key retention incentives, as the shares will only be awarded if an NEO remains providing service to Adobe (or an affiliate) until the applicable vesting date. Moreover, the design of our Performance Share Program will result in strengthened retention incentives for our executives during periods over which the company is delivering favorable returns to our stockholders. The Committee believes in the importance of balancing absolute performance with that of relative performance to ensure that the company performs well relative to benchmark companies.
Under the 2021 Performance Share Program, the participants can earn between 0% and 200% (the payout cap under our program) of the target number of performance shares. The relative TSR measure compares the TSR of our common stock against the TSR of the companies included in the Nasdaq 100 Index as of November 28, 2020 over a three-year performance period, using a cumulative 90-calendar day look-back as of the beginning and the end of the three-year period. This TSR metric creates accountability since the payout depends upon our stockholder return being better than other companies in the Nasdaq 100 Index, companies the Committee and Adobe’s management believe constitute the most relevant market benchmark for Adobe’s performance.
The number of performance shares earned is calculated based on the formula below, and will increase or decrease 2.5% for every percentile that Adobe’s TSR percentile rank is above or below, respectively, the Nasdaq 100 companies’ 50th percentile, subject to the limitations in the chart below.
100% - ((50 - Percentile Rank) * 2.5%) = Percentage Payout

Company Percentile Rank as Compared to Index Companies	Shares of Stock That May Be Earned as a Percentage of Target Shares (“Percentage Payout”)
Below 25th (1)	0%
25th	38%
35th	63%
50th	100%	(2)
75th	163%
90th	200%	(3)
100th	200%
_________________________
(1)    A threshold percentile rank of 25% is required before any performance shares can be earned.
(2)    The maximum number of performance shares that may be earned at the 50th percentile or higher is capped at 100% of target, if Adobe’s absolute TSR is negative.
(3)    The maximum shares that may be earned is 200% of target, if Adobe’s absolute TSR is positive.
Because our 2021 Performance Share Program is based on a three-year performance period, none of the performance shares can be earned until the Committee certifies the level of achievement after the performance period closes.
For more information on the performance share awards granted during fiscal year 2021, see the “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2021” table and accompanying narrative.
2019 Performance Share Program Results and Payouts
The three-year performance period under Adobe’s 2019 Performance Share Program closed at the end of our 2021 fiscal year. As with our 2021 Performance Share Program described above, shares under the 2019 Performance Share Program were earned based on our relative TSR (compared against the companies in the Nasdaq 100 Index) measured over a three-year performance period. At the end of the performance period, there were 76 companies remaining in the relative peer group selected for the 2019 program. For the three-year performance period, Adobe’s TSR was approximately 153%,
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calculated based on the methodology set forth in the program.
The Committee engaged an independent outside consultant to review the peer group data and calculate the results under our 2019 Performance Share Program. Of the companies remaining following the performance period, 58 had TSRs lower than Adobe’s, and 17 had TSRs greater than Adobe’s, resulting in a 77th percentile ranking.
As described in our 2019 Performance Share Program, if Adobe’s absolute TSR is positive, the company's achievement of a percentile rank that exceeded the 50th percentile would increase the number of shares of stock that would be earned by increments of 2.5%, rounded up to the nearest whole percent, calculated using the same formula and chart as shown above for the 2021 Performance Share Program.
Under that formula, our percentile rank resulted in a percentage payout of 168%. The target, maximum and actual shares earned and awarded to our NEO participants under the 2019 Performance Share Program, as certified by the Committee, are set forth in the table below:
2019 Performance Share Program Results

Name (1)	Target Award (#)	Maximum Award (#)	Actual Achievement (%)	Shares Awarded (#)

Shantanu Narayen (2)	92,807	185,614	168%	155,915
John Murphy (3)	12,375	24,750	—%	—
Abhay Parasnis	12,375	24,750	168%	20,790
________________________
(1)    Messrs. Durn, Chakravarthy and Wadhwani were not participants in the 2019 Performance Share Program because they were not employed by Adobe at the time the awards were granted.
(2)     Includes incremental performance share award granted to Mr. Narayen in fiscal 2019. For more information on the incremental award, see the section titled “Compensation Discussion and Analysis” in our 2020 Proxy Statement.
(3)     Mr. Murphy retired during fiscal year 2021 and forfeited the awards upon his termination of employment from Adobe.
Employment Agreements
Each of our NEOs is employed “at will.” Except in limited circumstances, such as when an employment agreement that provides for severance is assumed or renegotiated as part of a corporate transaction, we only enter into agreements providing for severance benefits with our U.S. executive officers in relation to a change of control of Adobe or an executive transition plan.
Realizable Pay
Realizable pay reflects the real value of equity awards and increases or decreases with fluctuations in market value. When determining the annual equity grants to our executives in January of each year, the Committee believes it is important to take into account not only the grant date fair values included in our Summary Compensation Table, but also to consider the effect of the year-end value of our stock on those awards over time.
Given that approximately 92% of our CEO’s and 84% of our other NEOs’ (excluding Messrs. Durn and Wadhwani due to their new hire equity awards) target total direct compensation for fiscal year 2021 is equity-based, the Committee and the company consider it especially important to focus on realizable pay when evaluating the effectiveness of our pay for performance philosophy. For example, decreases in our stock price could cause stock-based awards to have realizable values that are less than what was targeted at the time of grant, including performance periods under our Performance Share Programs potentially closing with no value earned and no dilutive effect to the company.
As discussed above, the Committee sets our CEO's target compensation every year in consultation with our external compensation consultant and with reference to peer company pay practices. Our equity compensation programs are
40 | Adobe Inc.

designed to incentivize performance and drive stockholder returns. The following chart demonstrates the relationship between the target and realizable values of our CEO’s total direct compensation and Adobe’s indexed TSR for the past five completed fiscal years. When our stock price increases and generates positive returns for Adobe’s stockholders, the increase impacts an executive’s realizable pay during the present fiscal year and for past fiscal years during which the executive received equity awards that are held or still subject to vesting. The following chart demonstrates that our equity compensation programs have been working as intended by the Committee, providing meaningful incentives for Adobe’s executives to drive strong stockholder returns relative to our peer group over the long-term.

CEO Target and Realizable TDC versus Indexed TSR
700%
600%
500%
400%
300%
200%
100%
0%
$160
$137
$114
$91
$69
$46
$23
$0
$159.35
$116.32
$130.53
$99.07
$54.40
$21.83
$27.27
$35.52
$35.92
$36.00
180%
252%
310%
478%
618%
FY2017
FY2018
FY2019
FY2020
FY2021
Indexed TSR
Target TDC ($MM)
Realizable TDC ($MM)

Target TDC:  Target TDC is the sum of our CEO’s target base salary as disclosed in the Compensation Discussion and Analysis sections of this and prior proxy statements, the target annual incentive amount (which is the target bonus percentage multiplied by the respective target base salary) and equity award target grant date fair values. No target value for any other compensation is included.
Realizable TDC: Realizable TDC is the sum of our CEO’s actual earned base salary, bonus, non-equity incentive plan compensation, and all other compensation as disclosed in the Summary Compensation Table, including equity award values of all restricted stock units and performance shares granted (adjusted to reflect actual or current estimated payout of outstanding performance shares as of the last day of fiscal year 2021) in each year multiplied by the stock price per share on the last day of fiscal year 2021 of $616.53.
Indexed TSR:  Indexed TSR is calculated by taking the stock price per share on the last day of fiscal years 2017 to 2021 of $179.52, $250.89, $309.53 $477.03 and $616.53, respectively, and dividing each by the stock price per share on the last day of fiscal year 2016 of $99.73.
Other Benefits and Programs
Retirement and Deferred Compensation Plan Benefits
We do not provide our employees, including our NEOs, with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits, except as required by local law or custom for employees outside the United States. Our NEOs may participate on the same basis as other U.S. employees in our Section 401(k) Retirement Savings Plan (the “401(k) Plan”) with a company-sponsored match component.
We also maintain an unfunded, nonqualified deferred compensation plan (the “Deferred Compensation Plan”). Our executives and our Board members are eligible to participate at their election. The Deferred Compensation Plan provides the ability to defer receipt of income to a later date, which may be an attractive tax planning opportunity. We generally do not
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contribute to the Deferred Compensation Plan on behalf of participants; therefore, our cost to maintain the Deferred Compensation Plan is limited to administration expenses, which are minimal. Other than Mr. Narayen, no other NEOs participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2021.
Perquisites and Additional Benefits and Programs
We provide limited perquisites to our executives, including our NEOs. In considering potential perquisites, the Committee considers the cost to Adobe as compared to the perceived value to our employees as well as other corporate governance and employee relations factors. We offer our executives at the director level and above, including our NEOs, an annual comprehensive physical examination that is fully funded by Adobe, as an added benefit to the Adobe medical insurance provided. Alternatively, our NEOs may choose to enroll in a health concierge service. Adobe recognizes the significant role of its executives and offers this program to encourage a focus on keeping well. In fiscal year 2021, in response to the COVID-19 pandemic, we also provided free non-business-related COVID testing to our senior management and their immediate family members.
We maintain a corporate aircraft primarily for the use of our CEO, with certain limited exceptions where other executives may use it solely for business purposes. In June 2021, in the interests of our CEO’s health and safety during the COVID-19 pandemic, as well as security and efficiency, the Committee decided to further encourage our CEO to use the corporate aircraft for personal travel by approving a one-year unlimited allowance for incremental costs associated with his personal use of the jet. This was an increase from the previous annual allowance of $400,000, after which he would have had to fully reimburse the Company for all additional incremental costs associated with personal use of the aircraft pursuant to an aircraft time sharing agreement with the Company. Our CEO recognizes imputed taxable income as a result of such personal use and is not provided a tax reimbursement or gross-up for any portion of this amount, including as a result of members of the CEO's immediate family accompanying the CEO on business travel. While an exception to the allowance amount applied in 2021, in fiscal year 2021, as in prior years, our CEO did not exceed the previously-set $400,000 allowance. In response to security risk assessments by our Global Security Risk team, we may occasionally provide personal security services for our CEO. The costs related to the personal security measures for our CEO, and the incremental costs of non-business-related travel and guests on any such legs are included in the “All Other Compensation” column in the Summary Compensation Table.
We also provide the following benefits to our NEOs, on the same terms and conditions as provided to all other eligible employees: health, dental and vision insurance; life insurance; an Employee Stock Purchase Plan; health savings account; medical and dependent care flexible spending account; and short- and long-term disability, accidental death and dismemberment insurance. We believe these benefits are consistent with benefits provided by companies with which we compete for executive-level talent.
Severance and Change of Control Compensation
The Committee believes that change of control vesting of equity awards and severance benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that an executive departs Adobe before an acquisition is consummated. The Committee and the company believe that a pre-existing plan will allow our executives to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. Further, a pre-existing plan ensures stability and will enable our executives to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. To that end, Adobe provides certain change of control benefits as described below.
Each of our NEOs is an eligible participant in our 2020 Executive Severance Plan in the Event of a Change of Control (the “Change of Control Plan”). The Change of Control Plan provides for severance payments and fully accelerated vesting of outstanding equity awards for our NEOs and other members of senior management upon an involuntary termination of employment upon or following a qualifying change of control. The terms of the Change of Control Plan are described below.
We also maintain a Retention Agreement with Mr. Narayen, which provides similar benefits but does not require termination of his employment in order for him to receive the equity acceleration, as described below under “Executive Compensation—Change of Control.” Mr. Narayen’s original Retention Agreement, dated January 12, 1998, was amended February 11, 2008 based on his promotion to Chief Executive Officer and was further amended on December 11, 2010 and December 5, 2014 in order to clarify the manner of compliance with, or exemption from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
42 | Adobe Inc.

The Change of Control Plan and the Retention Agreement with Mr. Narayen do not provide for reimbursements or “gross-ups” of excise tax amounts under Section 4999 of the Code. Rather, under both of these arrangements, benefits would be reduced if doing so would result in a better after-tax economic position for the affected executive. The Committee and the company believe this is an appropriate allocation of the tax cost of these arrangements between Adobe and the executive and is consistent with market practice.
Our change of control arrangements are designed to be competitive with the pay practices of our peer group. The Committee periodically reviews the terms and conditions of our change of control arrangements and will make adjustments when and to the extent it deems appropriate. The Change of Control Plan will expire on December 13, 2023, unless extended by Adobe.
Additional details regarding our Change of Control Plan and the Retention Agreement with Mr. Narayen, including estimates of amounts payable in specified circumstances as of the last day of fiscal year 2021, are disclosed in the “Executive Compensation—Change of Control—Potential Payments upon Termination and/or a Change of Control” table contained in this proxy statement.
Equity-Related Policies
Stock Ownership Guidelines
In 2003, our Board adopted stock ownership guidelines for all employees at the senior vice president level and above (including our executive officers) and directors, which the Committee reviews periodically. These guidelines are designed to align our executive officers’ interests with those of our stockholders by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking. Under the guidelines, our executive officers should hold 50% of the net shares acquired until they satisfy (and continue to satisfy) the minimum share ownership value requirements listed in the table below.

Position	Minimum Ownership Value

Chief Executive Officer	20x base salary
President, Executive Vice President or Chief Financial Officer	10x base salary
Senior Vice President	3x base salary
The minimum share ownership levels for each title are determined annually using the following:
•average base salary of the individuals holding such title as of December 31; and
•the average daily closing share price for the 30 days ending on December 31.
Once an executive officer achieves the minimum share threshold measured by the value of shares held, they should retain shares necessary to meet the minimum ownership requirement throughout the year. Shares that count toward the minimum share ownership levels include: shares owned outright or beneficially owned; shares purchased in the open market or inherited; shares acquired through our Employee Stock Purchase Plan; vested restricted stock; vested RSUs, performance shares and performance units, including such shares that have been deferred into our Deferred Compensation Plan; and shares issued from the exercise of vested options. Any shares held prior to the executive officer’s date of appointment will also count toward the ownership requirement.
The Committee reviews quarterly reports of the stock holdings of our officers and directors. Our Board may evaluate whether exceptions should be made in the case of any covered person who, due to his or her unique financial circumstances, would incur a hardship by complying with these guidelines. No such exceptions were granted or were in place in fiscal year 2021. As of December 3, 2021, each of our NEOs was in compliance with the applicable guidelines.
Anti-Hedging and Anti-Pledging Policy
Our insider trading policy explicitly prohibits any director or employee, including our NEOs, from hedging their equity ownership in Adobe by engaging in short sales or trading in any derivatives involving Adobe securities. All employees
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are also prohibited from holding Adobe stock in a margin account or otherwise pledging Adobe stock or using financial instruments such as prepaid variable forwards, equity swaps, exchange funds and collars.
Performance-Based Compensation Recovery Policy
Our Board has adopted a Clawback Policy applicable in the event of a material restatement of our financial statements that results from the intentional misconduct or fraud of a Section 16 executive officer. The Clawback Policy enables the Board to require repayment or cancellation of the incremental portion of the performance-based incentive cash and equity compensation paid or payable to such officer in excess of the amount that would have been paid or payable based on the restated financial results. We will also continue to monitor rule-making actions of the SEC and Nasdaq related to clawback policies and implement such rules when required.
In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive.
Granting Guidelines for Equity Compensation
Adobe has adopted written guidelines setting forth our grant practices and procedures for all equity awards. Pursuant to these guidelines:
•the vesting commencement date for our annual equity awards granted to our employees, including the NEOs, is January 24 of each year, unless another date is approved and documented by the Committee;
•the effective grant date for non-executive officer new hire RSU awards is the 15th day of the month following the month of the employee’s hire date, or, if that is not a trading day, the first trading day thereafter; and
•the effective grant date for promotion RSU awards is the 15th day of the month following the month of the employee’s promotion, or, if that is not a trading day, the first trading day thereafter.
Because the foregoing grant dates are pre-established, the timing of the release of material non-public information does not affect the grant dates for equity awards, and Adobe does not time the release of material non-public information based on equity award grant dates. Pursuant to our practices for executive officers, the effective grant date for new hire RSU and performance share awards is the executive officer’s hire date.
The Committee approves all grants made to our executive officers on or before the grant date. The Committee also has the authority to approve non-executive officer stock option, performance share and RSU awards. Our Board has also delegated to a Management Committee for Employee Equity Awards (consisting of the Chief Executive Officer and the Chief People Officer & Executive Vice President, Employee Experience) the authority to approve RSU and performance awards to non-executive officer employees in accordance with the granting guidelines described above and subject to Committee-approved vesting schedules and share limits. In addition, our Board has delegated to an Acquired Company & Retention Equity Awards Committee (consisting of the CEO in his capacity as a member of the Board) the authority to approve the assumption of outstanding awards in an acquisition and the granting of RSU awards to employees and consultants. Pursuant to its charter, the Committee has the authority to establish the terms and conditions of our equity awards; therefore, the Committee may make exceptions to Adobe’s granting guidelines.
In the event we award stock options, all stock option awards would be granted with an exercise price equal to or greater than the closing price of the underlying stock on the effective grant date or, in accordance with the terms of our approved equity plans, the closing price of the underlying stock on the last trading day prior to the effective grant date, if an award is granted on a non-trading day.
Accounting and Tax Considerations
The Committee considers the financial accounting and tax consequences to Adobe of our compensation programs and the tax consequences to our employees. In determining the aggregate number and mix of equity grants in any fiscal year, the Committee and management consider the size and share-based compensation expense of outstanding
44 | Adobe Inc.

and new equity awards.
Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation greater than $1 million paid for any fiscal year to certain executive officers. For taxable years beginning after December 31, 2017, this limit applies to certain performance-based compensation that was previously eligible for exclusion from the $1 million deduction limit, unless the compensation is eligible for transition relief under the December 2017 tax law changes.
The Committee believes it is important to preserve flexibility in administering and designing compensation programs that are intended to attract, retain and motivate the best talent and be in the best interests of Adobe and its stockholders. Accordingly, we do not require that all compensation be deductible as corporate objectives may not always be consistent with the requirements for full deductibility.
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Report of the Executive Compensation Committee
The Executive Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 3, 2021.
Respectfully submitted,
EXECUTIVE COMPENSATION COMMITTEE

Amy Banse, Chair
Melanie Boulden
Laura Desmond
David Ricks

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Summary Compensation Table for Fiscal Years 2021, 2020 and 2019
The following table sets forth information regarding the compensation for services performed during fiscal years 2021, 2020 and 2019 awarded to, paid to, or earned by the NEOs, which include (1) our Chief Executive Officer, (2) our Chief Financial Officers, including former Chief Financial Officer John Murphy who retired in fiscal year 2021 and our current Chief Financial Officer Daniel Durn who was appointed thereafter, and (3) our three other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2021, who were serving as executive officers at the end of fiscal year 2021.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)		Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Shantanu Narayen	2021	$1,019,231	$—		$32,499,671	$2,180,000	$429,823	$36,128,725
Chairman and Chief Executive Officer	2020	1,000,000	—		42,582,476	2,094,000	213,478	45,889,954
	2019	1,000,000	—		37,025,873	950,000	169,758	39,145,631

Daniel Durn (5)	2021	114,423	3,100,000	(9)	28,674,470	117,373	788	32,007,054
Executive Vice President and Chief Financial Officer

John Murphy	2021	607,500	664,950	(8)	6,528,520	—	9,528	7,810,498
Former Executive Vice President and Chief Financial Officer	2020	638,462	—		8,577,610	668,038	9,378	9,893,488
	2019	575,000	—		6,604,661	273,125	9,205	7,461,991

Anil Chakravarthy (6)	2021	759,615	—		9,039,706	812,212	9,528	10,621,061
President, Digital Experience Business	2020	641,346	3,000,000		18,442,255	675,660	9,283	22,768,544

David Wadhwani (7)	2021	360,577	1,666,667	(9)	17,223,679	381,206	9,070	19,641,199
President, Digital Media Business

Abhay Parasnis	2021	683,173	—		7,030,570	730,462	9,228	8,453,433
Executive Vice President, Chief Technology Officer, and Chief Product Officer, Document Cloud	2020	642,307	—		8,577,610	672,209	9,065	9,901,191
	2019	600,000	—		6,604,661	285,000	8,745	7,498,406
______________________________________
(1)    Fiscal 2021 salaries earned by Messrs. Narayen, Chakravarthy and Parasnis were impacted by the extra week in fiscal 2021 which was a 53-week year compared with fiscal years 2020 and 2019 which were 52-week years.
(2)     These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, computed in accordance with stock-based compensation accounting principles, of performance shares, assuming the probable outcome of related performance conditions, and RSUs. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our Fiscal Year 2021 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-Based Compensation.” As shown above in the table titled “Equity Awards Granted by the Committee During Fiscal Year 2021,” performance share awards have a maximum payout of 200% of the target number of shares. Refer to “Grants of Plan-Based Awards For Fiscal Year 2021” for further details of performance share awards and RSUs, including the related grant date fair value.
(3)    These amounts consist solely of amounts earned under our Executive Incentive Plans. Such amounts are paid in the subsequent fiscal year.
(4)    For all NEOs, these amounts for fiscal year 2021 include matching contributions under Adobe’s 401(k) Plan and life insurance premiums. For Mr. Narayen, the amounts also include the incremental cost of personal use of our
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corporate jet, based on variable costs for fuel, crew, catering, security, and airport fees, amounting to $393,121, the cost of personal security, the cost of company-offered non-business-related COVID testing and the cost of executive health concierge service in lieu of the executive physical. On occasion, guests of Mr. Narayen may accompany him on the corporate jet during business trips at a de minimis incremental cost to the company.

(5)    Mr. Durn joined the company in October 2021 and was not a named executive officer in fiscal years 2020 and 2019.
(6)     Mr. Chakravarthy was not a named executive officer in fiscal year 2019.
(7)     Mr. Wadhwani joined the company in June 2021 and was not a named executive officer in fiscal years 2020 and 2019.
(8)     Mr. Murphy was paid a bonus in recognition of his contributions to Adobe prior to his retirement and his ineligibility for payment under the Executive Incentive Plan, as he served for nearly the entirely of fiscal year 2021.
(9)     For Messrs. Durn and Wadhwani, these amounts reflect the first installments of signing bonuses paid upon commencement of their respective employment at Adobe.
CEO Pay Ratio
The fiscal year 2021 annual total compensation of our CEO was $36,128,725 and the annual total compensation of our median compensated employee was $165,733, based on the methodology presented in the Summary Compensation Table. This resulted in a ratio of 218 to 1. To identify the median employee, we took into account target annual base salary, target cash incentive bonus and grant date accounting value of RSU and performance share awards granted to our employees, excluding Mr. Narayen, as of December 3, 2021. We annualized this compensation for employees who did not work the entire year.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
48 | Adobe Inc.

Grants of Plan-Based Awards in Fiscal Year 2021
The following table shows all plan-based awards granted to the NEOs during fiscal year 2021. The equity awards granted in fiscal year 2021 identified in the table below are also reported in “Outstanding Equity Awards at 2021 Fiscal Year End.” For additional information regarding incentive plan awards, please refer to the Cash Incentives and Equity Incentives sections of our “Compensation Discussion and Analysis.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Shantanu Narayen	—	$—	$2,000,000	$4,000,000	—	—	—	—	$—
	1/25/2021	—	—	—	18,540	48,789	97,578	—	22,600,041	(5)
	1/25/2021	—	—	—	—	—	—	20,910	9,899,630
Daniel Durn	—	—	107,682	215,364	—	—	—	—	—
	10/18/2021	—	—	—	—	—	—	46,039	28,674,470
John Murphy	—	—	650,000	1,300,000	—	—	—	—	—
	1/25/2021	—	—	—	2,649	6,970	13,940	—	3,228,643	(5)
	1/25/2021	—	—	—	—	—	—	6,970	3,299,877
Anil Chakravarthy	—	—	745,148	1,490,296	—	—	—	—	—
	1/25/2021	—	—	—	3,667	9,651	19,302	—	4,470,536	(5)
	1/25/2021	—	—	—	—	—	—	9,651	4,569,169
David Wadhwani	—		349,730	699,460	—	—	—	—	—
	6/14/2021	—	—	—	—	—	—	30,925	17,223,679
Abhay Parasnis	—	—	670,148	1,340,296	—	—	—	—	—
	1/25/2021	—	—	—	2,852	7,506	15,012	—	3,476,929	(5)
	1/25/2021	—	—	—	—	—	—	7,506	3,553,641
    _________________________
(1)    These columns represent awards granted under our Executive Incentive Plan for performance in fiscal year 2021. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Minimum performance under the Executive Incentive Plan could have resulted in a threshold amount equal to $0. Actual cash incentive awards earned in fiscal year 2021 by the NEOs under the Executive Incentive Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”
(2)    These columns represent awards granted under our 2021 Performance Share Program, which was adopted under our 2019 Equity Incentive Plan (the “2019 Plan”). These columns show the awards that are possible at the threshold, target, and maximum levels of performance. If the company does not achieve the threshold performance metric, zero shares will be earned. Because our 2021 Performance Share Program is based on a three-year performance period, none of the performance shares can be earned until the performance period closes at the end of our 2023 fiscal year. See “Equity Awards Granted by the Committee During Fiscal Year 2021” in the “Compensation Discussion and Analysis” section of this proxy statement for additional discussion.
(3)    This column represents awards of RSUs granted under our 2019 Plan.
(4)    These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, computed in accordance with stock-based compensation accounting principles, of each equity award. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our Fiscal Year 2021 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-Based Compensation.”
(5)    The grant date fair value included in this column for awards granted under our 2021 Performance Share Program is based on the probable outcome of the performance conditions associated with these grants determined as of the grant date, excluding the effect of estimated forfeitures.
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Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2021 Table
The material terms of the NEOs’ annual compensation, including base salaries, cash incentives and equity awards, including equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our equity award granting practices are described above and our severance benefits are described under “Change of Control” in this proxy statement. None of our NEOs have entered into a written employment agreement with Adobe.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2021 non-equity incentive awards were granted pursuant to the Executive Incentive Plan, with amounts earned based on the achievement of certain financial and strategic objective goals, as well as the individual performance applicable to each respective NEO. Cash incentives were fully vested when earned.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2021 performance share awards will be settled in stock, subject to the terms of our 2021 Performance Share Program. Actual awards earned under the 2021 Performance Share Program will be determined based on the results achieved with respect to the three-year performance period, as certified by the Committee at the outset of our 2024 fiscal year, contingent upon each NEO’s continued service to Adobe.
The RSUs granted to our NEOs pursuant to our 2019 Plan at the outset of fiscal year 2021 vest over four years with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant subject to continued service through each applicable vesting date.
There is no purchase price associated with performance share or RSU awards. We did not pay dividends on our common stock during fiscal year 2021.
Effect of Death and Disability on Equity Compensation Awards
The terms and conditions of our RSU awards provide that if a recipient’s employment is terminated due to death or disability, the recipient will be given credit for an additional 12 months of service, resulting in vesting for the applicable award accelerating by 12 months.
The terms and conditions of our performance share awards granted in fiscal years 2019, 2020 and 2021 (which vest upon the later of the certification of the performance goals and the third anniversary of the grant date) provide that if a recipient’s employment is terminated due to death or disability before certification of the performance goals, the recipient will receive a prorated target award based on the number of months of service provided during the performance period.
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Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth information regarding outstanding equity awards as of December 3, 2021 for each NEO. All vesting is generally contingent upon continued employment with Adobe through the applicable vesting date and certain equity awards are subject to performance conditions, each as specified in the footnotes. Market values and payout values in this table are calculated based on the closing market price of our common stock as reported on Nasdaq on December 3, 2021, which was $616.53 per share. No stock options were outstanding as of December 3, 2021. Mr. Murphy held no stock awards as of December 3, 2021 following his retirement and is excluded from the table below.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Shantanu Narayen	12,890	(1)	$7,947,072	—		$—
	—		—	123,742	(2)	76,290,655
	—		—	61,872	(2)	38,145,944
	15,810	(3)	9,747,339	—		—
	—		—	131,158	(4)	80,862,842
	20,910	(5)	12,891,642	—		—
	—		—	97,578	(6)	60,159,764
Daniel Durn	46,039	(7)	28,384,425	—		—
Anil Chakravarthy	22,038	(8)	13,587,088	—		0
	—		—	28,826	(4)	17,772,094
	9,651	(5)	5,950,131	—		—
	—		—	19,302	(6)	11,900,262
David Wadhwani	30,925	(9)	19,066,190	—		—
Abhay Parasnis	3,868	(1)	2,384,738	—		0
	—		—	24,750	(2)	15,259,118
	5,676	(3)	3,499,424	—		—
	—		—	20,180	(4)	12,441,575
	7,506	(5)	4,627,674	—		—
	—		—	15,012	(6)	9,255,348
_________________________
(1)    RSUs granted pursuant to our 2003 Equity Incentive Plan (the “2003 Plan”). Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on January 24, 2023.
(2)    These amounts represent the maximum number of shares that could be earned under our 2019 Performance Share Program. The performance period will end at the end of fiscal year 2021, and the certification will be completed thereafter. The awards will fully vest as of the later of January 24, 2022 or the certification date.

(3)    RSUs granted pursuant to our 2019 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on January 24, 2024.
(4)    These amounts represent the maximum number of shares that could be earned under our 2020 Performance Share Program. The performance period will end at the end of fiscal year 2022, and the certification will be completed thereafter. The awards will fully vest as of the later of January 24, 2023 or the certification date.
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(5)    RSUs granted pursuant to our 2019 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on January 24, 2025.
(6)    These amounts represent the maximum number of shares that could be earned under our 2021 Performance Share Program. The performance period will end at the end of fiscal year 2023, and the certification will be completed thereafter. The awards will fully vest as of the later of January 24, 2024 or the certification date.

(7)    RSUs granted pursuant to our 2019 Plan. Three-year vesting with quarterly vesting from the vesting commencement date. RSUs fully vest on November 15, 2024.
(8)    RSUs granted pursuant to our 2019 Plan. Three-year vesting with 1/3 vesting on each anniversary of the grant date. RSUs fully vest on January 9, 2023.
(9)    RSUs granted pursuant to our 2019 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on June 14, 2025.
Option Exercises and Stock Vested in Fiscal Year 2021
The following table sets forth information regarding the vesting during fiscal year 2021 of time-based stock-settled RSUs and performance-based stock-settled awards granted under our 2018 Performance Share Program for each of the NEOs, on an aggregate basis. In January 2021, the Committee certified the results of our 2018 Performance Share Program at 200% of target. Because certification occurs in the year following the end of the three-year performance period, none of the awards under our 2019, 2020, or 2021 Performance Share Programs were eligible to be earned or vest in 2021.
The value realized on vesting of stock awards is based on the closing market price of our common stock as reported on Nasdaq on the vesting date of the stock-settled awards. No stock options were outstanding or exercised as of December 3, 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Shantanu Narayen	165,746	$79,899,976
Daniel Durn (1)	—	—
John Murphy	27,935	13,717,233
Anil Chakravarthy	11,018	5,344,832
David Wadhwani (1)	—	—
Abhay Parasnis	43,300	20,973,111
_________________________

(1)    Messrs. Durn and Wadhwani joined in October 2021 and June 2021, respectively, and have not vested any shares.
Nonqualified Deferred Compensation in Fiscal Year 2021
We originally adopted a Deferred Compensation Plan in December 2006, which has been amended from time to time, most recently in December 2019 to remove the ability of executive officer participants who are not directors to defer performance shares or RSUs granted after December 31, 2019. Under the terms of our Deferred Compensation Plan, eligible employees, including each of the NEOs, and directors may elect to defer the receipt of their cash compensation, and directors may elect to defer the receipt of a portion of their equity compensation they would otherwise have received when earned. Amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant with similar options as available under the 401(k) Plan. We do not contribute to the Deferred Compensation Plan on behalf of its participants, or match the deferrals made by participants, with the exception of situations in which an election to defer under the Deferred Compensation Plan would prevent a participant from receiving the full 401(k) company match. In those situations, we make a contribution to the Deferred Compensation Plan equal to the foregone 401(k) company match.
52 | Adobe Inc.

Accordingly, amounts payable under the Deferred Compensation Plan generally are entirely determined by participant contributions and fund elections.
Participants in the Deferred Compensation Plan may elect to contribute 5% to 75% of their base salary and 5% to 100% of other specified compensation, including commissions and bonuses. Members of our Board may contribute 100% of their RSU awards. Generally, participants may elect the payment of benefits with respect to cash and equity deferrals to begin on a specified date or upon termination of employment. Payment of cash deferrals may be made in the form of a lump sum or annual installments, subject to certain requirements. Payments of equity deferrals may only be made in the form of a lump sum. In addition, each participant elects whether to keep his or her account balance in the Deferred Compensation Plan or to receive a lump sum distribution upon a change of control. If a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except that deferred equity awards are settled in Adobe stock.
Other than Mr. Narayen, no other NEOs participated in, or had an accrued balance under, the Deferred Compensation Plan in fiscal year 2021. The following table shows accrued balances under the Deferred Compensation Plan as of the last day of our 2021 fiscal year:

	Nonqualified Deferred Compensation(1)
Name	Aggregate balance at November 27, 2020 ($)	Executive contributions in fiscal 2021 ($)	Registrant contributions in fiscal 2021 ($)	Aggregate earnings fiscal 2021 ($)	Aggregate withdrawals/distributions in fiscal 2021 ($)	Aggregate balance at December 3, 2021 ($)

Shantanu Narayen	$6,817,113	$2,000,748	$—	$1,121,012	$—	$9,938,873

_________________________
(1)    Executive contributions in this table are reflected in the Summary Compensation table for fiscal year 2021 and were reflected in prior years, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table for fiscal year 2021 and were not reflected in prior years.
Change of Control
Each of our NEOs is eligible to receive severance benefits in the event of certain terminations of employment upon or after a change of control of Adobe, pursuant to the terms of our Change of Control Plan or a change of control occurs prior to its expiration. Our Chief Executive Officer is also eligible to receive severance benefits in the event of certain terminations of employment, upon or after a change of control of Adobe, in some cases whether or not his employment is terminated, pursuant to his Retention Agreement. Mr. Narayen would need to waive all benefits under his Retention Agreement to receive any benefits under the Change of Control Plan.
The terms of the Change of Control Plan are described below.
Change of Control Terms
Change of Control Plan. Each of our NEOs is an eligible participant in our Change of Control Plan. The Change of Control Plan will expire on December 13, 2023, unless extended by Adobe or a change of control occurs prior to its expiration. If a change of control occurs prior to its expiration, the Change of Control Plan will terminate following the later of the date which is twelve months after the occurrence of a change of control or the payment of all severance benefits due under the Change of Control Plan.
Pursuant to the Change of Control Plan, if there is a qualifying change of control of Adobe (as defined in the plan), and within three months prior and twelve months following the change of control, one of our NEOs (other than Mr. Narayen if he receives benefits under his Retention Agreement) experiences a separation from service as a result of Adobe (or any successor) terminating his employment without cause (and not due to death or disability), or if he resigns for good reason, such executive officer would be eligible to receive:
•any earned but unpaid bonus for the year prior to termination;
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•24 months of salary and target bonus;
•a lump sum payment equal to 18 months of COBRA premiums for the eligible executive and covered dependents; and
•accelerated vesting of all outstanding equity awards (provided that, for performance shares, vesting is solely to the extent shares are credited to the executive based upon performance achieved as of the change of control).
In the event that any amount under the Change of Control Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to the affected individual. All of the benefits under the Change of Control Plan are conditioned upon the executive officer signing a release of claims.
Chief Executive Officer Retention Agreement. Effective January 12, 1998, Adobe entered into a Retention Agreement with Mr. Narayen, as amended from time to time. Pursuant to his Retention Agreement, if there is a qualifying change of control of Adobe (as defined in the agreement), and prior to or within two years following the change of control, Mr. Narayen experiences a separation from service as a result of Adobe (or any successor) terminating his employment without cause, or as a result of a disability, or if he resigns for good reason, Mr. Narayen would be eligible to receive:
•36 months of salary and target bonus;
•pro-rata target bonus for the fiscal year of termination based on the base salary then in effect; and
•COBRA premiums for him and covered dependents until the earlier of (1) the last month in which he and his covered dependents are eligible for and enrolled in COBRA coverage and (2) 36 months.
    Upon a change of control, regardless of whether his employment is terminated, Mr. Narayen would be eligible to receive accelerated vesting of all outstanding equity awards (provided that, for performance shares, vesting is solely to the extent shares are credited to him based upon performance achieved at the change of control) and any stock options would become fully exercisable.
In the event that any amount under Mr. Narayen’s Retention Agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to Mr. Narayen. All benefits provided under the Retention Agreement are conditioned upon him signing a release of claims. The Retention Agreement has no expiration date.
2019 and 2003 Plans
    In the event of a “Change of Control” (as defined in the 2003 Plan and the 2019 Plan), the surviving, continuing successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe’s rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of all outstanding awards will become immediately exercisable and vested in full. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.
    Equity awards granted to non-employee directors generally provide under the applicable award agreements that the awards will fully accelerate immediately prior to the effective date of a Change of Control, subject to the consummation of the Change of Control. We have provided, and may provide in the future, additional benefits upon a Change of Control or other similar transactions (see “Compensation Discussion and Analysis—Other Benefits and Programs—Severance and Change of Control Compensation” and “Executive Compensation—Change of Control” contained in this proxy statement for more information).
Performance Share Programs
Pursuant to our Performance Share Programs in 2019, 2020 and 2021, in the event of a change of control prior to the certification date, the performance period will be shortened and the Committee will determine the level of achievement and the number of shares credited as of immediately prior to the date of the change of control, but the applicable time-based service vesting requirements will continue to apply. The Change of Control Plan and Mr. Narayen’s Retention Agreement, as
54 | Adobe Inc.

applicable, provide for acceleration of the applicable time-based service vesting requirements under our Performance Share Programs for the awards held by the NEOs, as described above.
Potential Payments upon Termination and/or a Change of Control
The following table sets forth the estimated potential payments and benefits payable to each NEO under the Change of Control Plan (as in effect on December 3, 2021), and in the case of Mr. Narayen, his Retention Agreement, in the event of a termination of employment and/or a change of control (“COC”), as if such termination or COC event had occurred on December 3, 2021, the last day of fiscal year 2021. The value of the equity awards is based on the closing market price of our common stock as reported on Nasdaq on December 3, 2021, which was $616.53 per share. Each NEO must sign a release of claims to receive any of the benefits below except those for Death/Disability, COC Only (continued employment), or COC Only/Equity Not Assumed or Substituted. Mr. Murphy retired in October 2021 and is excluded from the table below. As described in “Compensation Discussion and Analysis” above, Mr. Murphy received a lump sum cash bonus of $664,950 upon his retirement in recognition of his service and ineligibility for a bonus under the terms of the Executive Incentive Plan even though he served for most of fiscal year 2021.

Triggering Event	Target Bonus (1) ($)	Lump Sum Severance (2) ($)		Accelerated Performance Awards (3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (pres. val.) (4) ($)	Total (5) ($)

Shantanu Narayen
Death/Disability(6)	$—	$—		$94,199,002	$16,330,029	$—	$110,529,031
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	2,000,000	9,000,000		127,729,603	30,586,054	29,886	169,345,543
COC Only (continued employment)(8)	—	—		127,729,603	30,586,054	—	158,315,657
COC Only/Equity Not Assumed or Substituted(9)	—	—		127,729,603	30,586,054	—	158,315,657
Daniel Durn
Death/Disability(6)	—	—		—	9,461,270	—	9,461,270
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	107,682	3,400,000		—	28,384,427	42,510	31,934,619
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		—	28,384,427	—	28,384,427
Anil Chakravarthy
Death/Disability(6)	—	—		7,907,614	9,396,535	—	17,304,149
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	745,148	3,000,000	(10)	14,836,178	19,537,223	42,510	38,161,059
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		14,836,178	19,537,223	—	34,373,401
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Triggering Event	Target Bonus (1) ($)	Lump Sum Severance (2) ($)		Accelerated Performance Awards (3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (pres. val.) (4) ($)	Total (5) ($)
David Wadhwani
Death/Disability(6)	—	—		—	5,958,146	—	5,958,146
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	349,730	2,975,869	(11)	—	19,066,186	42,510	22,434,295
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		—	19,066,186	—	19,066,186
Abhay Parasnis
Death/Disability(6)	—	—		13,319,514	5,487,734	—	18,807,248
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	670,148	2,700,000		18,478,021	10,511,839	42,510	32,402,518
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		18,478,021	10,511,839	—	28,989,860
_________________________
(1)    This amount represents the fiscal year 2021 target annual cash incentive opportunity under the Executive Incentive Plan. The cash incentive opportunity amount is pro-rated for the elapsed time in the current incentive period, assuming that all performance targets have been met; therefore, the amount reported is 100% of the target annual cash incentive opportunity. Actual fiscal year 2021 bonuses earned by each NEO are reported in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”
(2)    Based on the base salary and target bonus on December 3, 2021.
(3)    This amount includes the full acceleration of the number of shares at 100% of target under the 2019, 2020 and 2021 Performance Share Programs. As of December 3, 2021, the 2019 Performance Share Program's performance certification by the Committee was not completed; the 2020 and 2021 Performance Share Programs had not yet completed each of their respective performance periods. For purposes of this disclosure, achievement of performance is assumed to be 100%, but actual achievement may vary. The Committee’s certification of achievement under the 2019 Performance Share Program was completed on December 13, 2021. See the discussion in the “Compensation Discussion and Analysis” section of this proxy statement for actual achievement amounts.
(4)    Amounts reported represent the present value of 18 months of COBRA payments with an estimated 1% premium increase every 12 months. The present value is calculated by using 120% of the short term applicable federal rate of 0.4%.
(5)    In accordance with the terms of the Change of Control Plan and Mr. Narayen’s Retention Agreement, all of the benefits in this table are subject to a reduction in the event the amounts payable would constitute an excess parachute payment within the meaning of Section 280G of the Code, to the extent the reduced benefits would result in a better after-tax economic position for the effected NEO. See footnotes 10 and 11 below regarding Messrs. Chakravarthy’s and Wadhwani’’s benefits.
56 | Adobe Inc.

(6)    For an explanation of benefits to be received by our NEOs as a result of death or disability, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2021—Narrative Summary to Summary Compensation Table” above.
(7)    For an explanation of benefits received by our NEOs as a result of an involuntary termination or resignation for good reason upon a COC, see “Change of Control” above.
(8)    Assumes that all equity awards were assumed or substituted by the hypothetical acquiring company. No benefits are payable to the NEOs pursuant to the Change of Control Plan and there is no accelerated vesting pursuant to the terms of the applicable equity award agreements if the NEOs’ employment continues after a COC; however, Mr. Narayen’s Retention Agreement provides that all outstanding equity awards (provided that, for performance shares, vesting is solely to the extent shares are credited at the change of control) accelerate in vesting in full upon a COC, regardless of whether his employment is terminated.
(9)    Assumes that equity awards were not assumed or substituted by the hypothetical acquiring company. Pursuant to the terms of the applicable equity plans, any unvested portions of any outstanding equity awards that are not assumed or substituted by the acquiring company are immediately vested in full as of the date immediately prior to the effective date of the COC.
(10)     Mr. Chakravarthy’s total payments exceed his Section 280G threshold; however, receipt of the full amounts would result in a better after-tax economic position. Therefore, Mr. Chakravarthy’s payments are not subject to a reduction and Mr. Chakravarthy would receive his full lump sum severance, each as reflected in the table.
(11)    Mr. Wadhwani’s total payments exceed his Section 280G threshold, and a cutback of severance payments would result in a better after-tax economic position. Therefore, Mr. Wadhwani’’s payments are subject to a reduction and Mr. Wadhwani would receive a reduced severance payment.
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Equity Compensation Plan Information

The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of December 3, 2021, including our 2020 Employee Stock Purchase Plan (“2020 ESPP”), 2003 Plan and 2019 Plan, plus certain non-stockholder-approved equity compensation plans and awards assumed by us (and which were not subsequently voted on by Adobe’s stockholders) in connection with certain acquisitions described below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(1)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by Adobe’s stockholders	7,117,831	(3)	—	49,464,088	(4)
Equity compensation plans not approved by Adobe’s stockholders(5)	32,229		$70.87	—
Total	7,150,060		$70.87	49,464,088
_________________________
(1)    Rights include performance shares and RSUs.
(2)    Weighted-average exercise prices are calculated without regard to performance shares and RSUs, which do not have any exercise price.
(3)    Includes 439,126 shares of common stock issuable pursuant to the terms of our 2019 Performance Share Program at maximum levels (200%) as of December 3, 2021. However, 174,492 shares were forfeited due to participants’ departure from Adobe prior to the certification date. Includes 396,324 shares of common stock issuable pursuant to the terms of our 2020 Performance Share Program at maximum levels (200%) as of December 3, 2021. This number exclude 98,440 shares at maximum levels (200%) under our 2020 Performance Share Program that were forfeited due to participants’ departure from Adobe prior to the certification date. Includes 322,206 shares of common stock issuable pursuant to the terms of our 2021 Performance Share Program at maximum levels (200%) as of December 3, 2021. This number excludes 24,932 shares at maximum levels (200%) under our 2021 Performance Shares Program that were forfeited due to participants’ departure from Adobe prior to the certification date.

(4)    Includes, as of December 3, 2021, 11,580,733 shares that are reserved for issuance under the 2020 ESPP as of December 3, 2021 and 37,883,356 shares that are reserved for issuance under the 2019 Plan.

(5)    We assumed the outstanding stock awards under various equity incentive plans maintained by companies we acquired, as follows:

Company	Date of Acquisition
Behance	December 20, 2012
Neolane	July 22, 2013
Aviary	September 22, 2014
TubeMogul	December 19, 2016
Magento	June 19, 2018
Effective December 3, 2005, our Board adopted the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan (the “Assumption Plan”), which was amended by the Committee on November 16, 2009. The Assumption Plan permits
58 | Adobe Inc.

the grant of non-statutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, restricted stock, restricted stock units, performance shares and performance units using shares reserved under certain assumed plans (as described below). The Assumption Plan has not been approved by our stockholders. The terms and conditions of stock awards under the Assumption Plan are substantially similar to those under our 2019 Equity Incentive Plan. In accordance with applicable Nasdaq listing requirements, we previously granted new stock awards under the Assumption Plan to our employees who were not employed by or providing services to us or any of our affiliates prior to December 3, 2005 (other than employees of certain acquired companies prior to the acquisition dates, and their respective affiliates and subsidiaries).
Our Executive Compensation Committee elected to retire all remaining outstanding share reserves under the Assumption Plan in 2015 and no additional shares will be granted from those Assumption Plan reserves. However, the plan remains in place to govern the awards issued and outstanding thereunder and to facilitate the assumption of, and grants from, equity plan share reserves as deemed appropriate in connection with potential future acquisitions.
In addition to the Assumption Plan, as of the fiscal year ended December 3, 2021, we maintained equity compensation plans covering stock awards that were assumed by us as follows: one plan in connection with the Behance acquisition; one plan in connection with the Neolane acquisition; one plan in connection with the Aviary acquisition; one plan in connection with the TubeMogul acquisition; and one plan in connection with the Magento acquisition, in each case under which stock awards had been granted by these predecessor entities that remained outstanding at the time of the respective acquisition. We did not assume the reserves of the plans from which these awards were issued. The “Equity compensation plans not approved by Adobe’s stockholders” row in the “Equity Compensation Plan Information” table above shows aggregated share reserve information for these awards in addition to the Assumption Plan. No future awards may be granted under any of our acquired plans.
Please see Part II, Item 8 titled “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended December 3, 2021, including Note 12. “Stock-based Compensation” of the Notes to Consolidated Financial Statements, for further information regarding our equity compensation plans and awards.
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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of February 15, 2022 by each entity or person who is known to beneficially own 5% or more of our common stock, each named executive officer (“NEO”) identified in “Executive Compensation—Summary Compensation Table” contained in this proxy statement, each of our directors and all of our directors and current executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)		Percent of Class(4)

The Vanguard Group	38,433,923	(5)	8.13%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	37,526,571	(6)	7.94%
55 East 52nd Street New York, NY 10055
FMR LLC	24,247,693	(7)	5.13%
245 Summer Street Boston, MA 02210
Shantanu Narayen	415,405.754	(8)	*
Daniel Durn	1,935		*
John Murphy	20,975.0647		*
Anil Chakravarthy	12,413.8427		*
David Wadhwani	355	(9)	*
Abhay Parasnis	45,363.754		*
Amy Banse	32,027	(10)	*
Brett Biggs	337	(11)	*
Melanie Boulden	924	(12)	*
Frank Calderoni	29,676	(13)	*
Laura Desmond	29,594	(14)	*
Spencer Neumann	247	(15)	*
Kathleen Oberg	2,209	(16)	*
Dheeraj Pandey	2,879	(17)	*
David Ricks	3,939	(18)	*
Daniel Rosensweig	16,893	(19)	*
John Warnock	430,277	(20)	*
All directors and current executive officers as a group (20 persons)	1,070,813.6353	(21)	*
_________________________
*    Less than 1%.
(1)    The address of each person named in the table, unless otherwise indicated, is c/o Adobe Inc., 345 Park Avenue, San Jose, California 95110.
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(2)    This table is based upon information supplied by executive officers, directors and principal stockholders, as well as beneficial ownership reports filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security.
(3)    Holdings reported include any equity awards deferred under our deferred compensation plan.
(4)    Applicable percentages are based on 472,350,729 shares outstanding on February 15, 2022, adjusted as required by rules promulgated by the SEC.
(5)    Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022, reporting beneficial ownership as of December 31, 2021, with sole dispositive power as to 36,456,778 shares, shared dispositive power as to 1,977,145 shares and shared voting power with respect to 807,750 shares.
(6)    Based solely on a Schedule 13G/A filed with the SEC on February 1, 2022, reporting beneficial ownership as of December 31, 2021, with sole dispositive power as to all shares and sole voting power with respect to 32,300,375 shares.
(7)    Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022, reporting beneficial ownership as of December 31, 2021, with sole dispositive power as to all shares and sole voting power with respect to 4,095,643 shares.
(8)    Consists of 415,331 shares held by the Narayen Family Trust, of which Mr. Narayen is a trustee and 74.754 shares held by Mr. Narayen.
(9)    Consists of 92 shares held in trust for the benefit of Mr. Wadhwani's children, of which Mr. Wadhwani is a trustee; and 263 shares held in the 2006 Wadhwani Family Revocable Trust, of which Mr. Wadhwani is a trustee.
(10)    Includes 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Banse.
(11)    Consists of 200 held in the Biggs Family Trust, of which Mr. Biggs is a trustee; and 137 shares issuable within 60 days of the date of this table upon vesting of the restricted stock units held by Mr. Biggs.
(12)    Includes 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Boulden.
(13)    Includes 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Calderoni.
(14)    Includes 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Desmond.
(15)    Consists of 110 held in the Neumann Family Trust, of which Mr. Neumann is a trustee; and 137 shares issuable within 60 days of the date of this table upon vesting of the restricted stock units held by Mr. Neumann.
(16)    Includes 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Ms. Oberg.
(17)    Includes 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Pandey.
(18)    Includes 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Ricks.
(19)    Consists of 2,268 shares held by The Rosensweig 2012 Irrevocable Children’s Trust, of which Mr. Rosensweig is a trustee; 11,760 shares held by the Rosensweig Family Revocable Trust, of which Mr. Rosensweig is a trustee; 2,250
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shares held by Mr. Rosensweig; and 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Rosensweig.
(20)    Consists of 410,780 shares held by the Warnock Family Trust, of which Dr. Warnock is a trustee; 18,882 shares held by Dr. Warnock; and 615 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Dr. Warnock.
(21)    Includes 8,587 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by our directors and current executive officers. See also footnotes 8 through 20.
62 | Adobe Inc.

PROPOSAL 1
Election of Directors

We currently have twelve members of our Board, all of whose terms will expire at the 2022 Annual Meeting. Stockholders will vote for the twelve nominees listed above in the section titled “Board of Directors and Corporate Governance—Director Nominees” to serve for a one-year term expiring at our 2023 Annual Meeting of Stockholders. Each director will serve until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal. Under the terms of our Restated Certificate of Incorporation, all directors of Adobe are elected to one-year terms and stand for election annually.
Each of the nominees is currently a director of Adobe and has previously been elected by our stockholders. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.
Vote Required and Board Recommendation
Our Bylaws require that each director be elected by the majority of votes cast (excluding abstentions) with respect to such director in uncontested elections. Under our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall promptly tender his or her resignation to the Board, and the Board, after taking into consideration the recommendation of the Governance and Sustainability Committee of the Board, will determine whether or not to accept the director’s resignation. The election of directors pursuant to this Proposal is an uncontested election, and, therefore, the majority vote standard will apply. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES
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PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending on December 2, 2022 and urges you to vote for ratification of KPMG’s appointment. KPMG has audited our financial statements since fiscal year 1983. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Adobe and its stockholders.
We expect representatives of KPMG to be present at the 2022 Annual Meeting and available to respond to appropriate questions by stockholders. Additionally, such representatives of KPMG will have the opportunity to make a statement if they so desire.
Vote Required and Board Recommendation
Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at this meeting. Abstentions will not have any effect on the outcome of this Proposal and there will be no broker non-votes with respect to this Proposal, because it is the only item on the agenda on which brokers may exercise their discretion to vote for or against the Proposal in the absence of instruction from the beneficial owners.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL
64 | Adobe Inc.

Principal Accounting Fees and Services
During fiscal years 2021 and 2020, we retained KPMG to provide services in the following categories and amounts:

Fee Category	Fiscal 2021	Fiscal 2020

Audit Fees	$7,389,245	$6,845,189
Audit-Related Fees	627,055	499,874
Tax Fees	778,100	696,952
All Other Fees	20,010	—
Total	$8,814,410	$8,042,015
Audit fees include the audit of Adobe’s annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes audit related work over acquisitions and our ongoing adoption of new accounting standards.
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees primarily related to due diligence in connection with completed acquisitions.
Tax fees consist of fees for professional services for tax compliance and consulting. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.
All other fees include assurance services not related to the audit or review of our financial statements. This category includes fees primarily related to permissible training programs.
Our Audit Committee determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.
Audit Committee Pre-Approval Policy
It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by KPMG. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee’s charter gives the Audit Committee the power to delegate to a subcommittee, when appropriate, or to one or more members of the Audit Committee, the authority to address and grant any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.
All services related to audit fees, audit-related fees, tax fees and all other fees provided by KPMG during fiscal years 2021 and 2020 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.
For more information on KPMG, please see “Report of the Audit Committee.”
2022 Proxy Statement | 65

Report of the Audit Committee
The Audit Committee’s role includes assisting the Board in fulfilling its responsibilities related to the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee is responsible for the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; reviewing the auditors’ report and critical audit matters; monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation; reviewing the company’s policies and practices with respect to swaps transactions; overseeing Adobe’s worldwide investment policy; and overseeing the performance of our internal audit function. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also reviews and discusses with management the adequacy and effectiveness of the company’s information and technology security policies and the internal controls regarding information and technology security, cybersecurity and privacy. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held eight meetings during fiscal year 2021. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors at Adobe’s expense.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets Nasdaq’s financial sophistication requirements, and the Board has further determined that each Audit Committee member is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq, a copy of which can be found on our website at: http:// www . adobe.com/investor-relations/governance.html.
The Audit Committee is involved in closely monitoring and negotiating KPMG’s annual audit fees and any audit-related, tax or other fees that arise during the year. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm in connection with the committee’s determination of whether to continue to retain KPMG or engage another firm as Adobe’s independent external auditor.
In the course of these reviews, the committee has considered, among other things:
•KPMG’s historical and recent performance, including the results of an internal survey of KPMG’s service, quality and professional reputation, utilizing the questionnaire published by the Center for Audit Quality;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on KPMG and its peer firms;
•the value of KPMG’s services in light of the fees charged to Adobe;
•KPMG’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;
•KPMG’s capability and expertise in handling the breadth and complexity of our worldwide operations;
•KPMG’s integrity and objectivity; and
•KPMG’s independence.
Based on this evaluation, including the factors discussed above, the Audit Committee has concluded that KPMG is independent and believes it is in the best interests of Adobe and its stockholders to retain KPMG to serve as the company’s
66 | Adobe Inc.

independent registered public accounting firm for fiscal year 2022. Accordingly, the Audit Committee has reappointed KPMG as Adobe’s independent external auditor for fiscal year 2022.
We have reviewed and discussed with management and KPMG our audited financial statements. We discussed with KPMG and Adobe’s internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of its examinations, its evaluation of Adobe’s internal controls and the overall quality of Adobe’s financial reporting.
We have reviewed and discussed with KPMG matters required to be discussed pursuant to the PCAOB Auditing Standard 1301 “Communications with Audit Committees” and Rule 2-07 of Regulation S-X, “Communications with Audit Committees.”  We have received from KPMG the written disclosures required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG’s independence.

Based on the reviews and discussions referred to above and our review of Adobe’s audited financial statements for fiscal year 2021, we, the Audit Committee as of the end of fiscal year 2021, recommended to the Board that Adobe’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 3, 2021, for filing with the SEC.
Respectfully submitted,
AUDIT COMMITTEE

Kathleen Oberg, Chair
Brett Biggs
Spencer Neumann
Dheeraj Pandey

2022 Proxy Statement | 67

PROPOSAL 3
Advisory Vote on Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, Adobe is asking its stockholders to cast a non-binding, advisory vote to approve the fiscal year 2021 compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement. This Proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.
As described in detail under the heading “Compensation Discussion and Analysis” within the Executive Compensation section of this proxy statement, our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders, as well as attract, motivate and retain key employees who are critical to our success. Under these programs, our executive officers, including our NEOs, are motivated to achieve specific financial and strategic objectives that are expected to increase stockholder value. Please read the “Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our NEOs. Biographical information regarding our executive officers is contained in the section titled “Information About Our Executive Officers” in our Annual Report on Form 10-K for the fiscal year ended December 3, 2021 and incorporated by reference herein.
Advisory Vote and Board Recommendation; Vote Required
We request stockholder approval of the fiscal year 2021 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion that accompanies the compensation tables within the Executive Compensation section of this proxy statement). We encourage you to review the “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion elsewhere in this proxy statement for a description and analysis of our principal executive compensation actions and decisions for fiscal year 2021.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this proxy statement.
Accordingly, we ask that you vote “FOR” the following resolution at this meeting:
“RESOLVED, that the stockholders of Adobe Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in the company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the accompanying compensation tables and narrative discussion within the Executive Compensation section of this proxy statement.”
Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast at this meeting. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. As an advisory vote, the outcome of the vote on this Proposal is not binding upon us or our Board. However, our Executive Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our executive officers. We hold such advisory votes on executive compensation each year and will hold another advisory vote at our 2023 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL
68 | Adobe Inc.

Information About the
Meeting, Voting and Proxies

Date, Time and Place of Meeting

Date & Time	Location	Record Date
Thursday, April 14, 2022 9:00am Pacific Time	Virtual virtualshareholdermeeting.com/ADBE2022	Close of business on February 15, 2022
Quorum for the Annual Meeting
In order to have a quorum to hold the meeting and conduct business, a majority of our outstanding shares entitled to vote as of the record date must be present at the meeting. Your shares will be counted as present at the meeting if:
•you are entitled to vote and you are present in person at the meeting; or
•you have properly voted by proxy online, by phone or by submitting a proxy card or voting instruction card.
Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
Proxy Materials are Available on the Internet
We have elected to provide access to our proxy materials, including this proxy statement, our 2021 Annual Report and a form of proxy card, over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed on or about March 4, 2022 to most of our stockholders who owned our common stock at the close of business on the Record Date. The Notice of Internet Availability contains instructions about how to access our proxy materials over the Internet and vote online or by telephone. The Notice of Internet Availability will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.
If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 3, 2021, as filed with the SEC, are also available at http:// ww w. proxyvote.com as well as at http:// www .adobe.com/ ADBE.
Participating in Our Virtual Annual Meeting
This year’s Annual Meeting will be accessible only through the Internet. We have adopted a virtual format for our Annual Meeting to make participation accessible for stockholders from any geographic location with Internet connectivity.
2022 Proxy Statement | 69

We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location.
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at http:// www . virtualshareholdermeeting.com/ADBE2022, you must enter the 16-digit control number found on your Notice of Internet Availability or proxy card next to the label “Control Number” for postal mail recipients or within the email for electronic delivery recipients.

Stockholders may submit questions online shortly before and during the Annual Meeting at http://www . virtualshareholdermeeting.com/ADBE2022. A copy of the Annual Meeting rules of conduct will be available online at the Annual Meeting. We will post questions and answers if applicable to Adobe’s business on our Investor Relations website shortly after the meeting.

We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on April 14, 2022. If you have difficulty accessing the meeting, please call 1-800-586-1548 (toll free) or 303-562-9288 (international). We will have technicians available to assist you.
Voting
Who Can Vote
Each stockholder is entitled to one vote for each share of common stock held on each of the matters to be voted on. Only holders of record of Adobe common stock at the close of business on February 15, 2022 (the “Record Date”) may attend and vote at the meeting. As of the Record Date, there were 472,350,729 shares of our common stock outstanding and entitled to vote at the meeting.
A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal executive offices at 345 Park Avenue, San Jose, California 95110 for the ten days prior to the meeting for any purpose related to the meeting, and will be available during the entire time of the virtual Annual Meeting.
Voting at the Virtual Annual Meeting
Stockholders of Record
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting.
Beneficial Owners of Shares Held in Street Name
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.
Voting without Attending the Virtual Annual Meeting
Whether you hold shares directly as a registered stockholder or beneficially in street name, you may vote without attending the meeting or prior to the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, trustee or nominee.
70 | Adobe Inc.

Online (or by Phone)
You may submit your proxy by following the instructions provided in the Notice of Internet Availability or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. When voting online, the identity of each stockholder is authenticated using a 16-digit control number found on the Notice of Internet Availability.
By Mail
If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.
Changing your Vote
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date or by voting by phone or online, either of which must be completed by 11:59 p.m. Eastern Time on April 13, 2022; or by attending the meeting and voting electronically by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.
Uninstructed Shares
Stockholders of Record
If you are a registered stockholder of record and you indicate when voting online or by phone that you wish to vote as recommended by the Board or you sign, date and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their best judgment with respect to any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.
Routine and Non-Routine Proposals
The following proposal is considered a routine matter:
•The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 2, 2022 (Proposal 2).
A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal 2.
The following proposals are considered non-routine matters:
2022 Proxy Statement | 71

•Election of directors (Proposal 1); and
•Advisory vote on executive compensation (Proposal 3).
A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposals 1 and 3.
Reporting of Voting Results
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
Householding of Proxy Materials
To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in street name. Householding allows multiple stockholders having the same last name and residing at the same address the convenience of receiving a single copy of our Notice of Internet Availability, 2021 Annual Report and proxy materials, as applicable, unless we have received contrary instructions from one or more of the stockholders. Stockholders participating in householding will continue to receive separate proxy cards.
Registered Stockholders
If you are a registered stockholder and would like to enroll in this service, withdraw from this service or receive additional copies of our Notice of Internet Availability, 2021 Annual Report and proxy materials, as applicable, mailed to you, please contact Broadridge Financial Solutions, Inc., either by calling 1-800-542-1061 (toll free) or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.
Annual Report
Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended December 3, 2021. The 2021 Annual Report contains audited financial statements covering our fiscal years ended December 3, 2021, November 27, 2020 and November 29, 2019. Copies of our Annual Report on Form 10-K for the fiscal year ended December 3, 2021, as filed with the SEC, are available free of charge on our website at http:// www .adobe.com/adbe or you can request a copy free of charge by calling 408-536-4700 or sending an email to adobe@kpcorp.com. Please include your contact information with the request.
Proxy Solicitation Costs
The Board is soliciting proxies for this year’s Annual Meeting of Stockholders. We will bear the expense of soliciting proxies and have retained Innisfree M&A Incorporated for a fee of $20,000 plus reasonable out-of-pocket expenses, to help us solicit proxies from brokers, bank nominees and other institutional owners. Our directors and employees (without additional compensation) may also solicit proxies in person, by telephone or email. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
72 | Adobe Inc.

Stockholder Proposals and Nominations for the Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than November 4, 2022. A stockholder nomination of one or more director candidates for election to the Board to be included in our proxy statement for an annual meeting (a “proxy access nomination”) may be included in such proxy statement and properly brought before the 2023 Annual Meeting of Stockholders as long as we receive information and notice of the proxy access nomination in compliance with the requirements set forth in Article III, Section 6 of our Bylaws, addressed to the Corporate Secretary at our principal executive offices no later than November 4, 2022, nor earlier than October 5, 2022.
In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a stockholder nomination of a director candidate that is not a proxy access nomination may be brought before the 2023 Annual Meeting of Stockholders so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Corporate Secretary at our principal executive offices, no later than December 4, 2022 nor earlier than November 4, 2022 for nominations for election to the Board and for all other business, no later than November 4, 2022 nor earlier than October 5, 2022.
In addition to satisfying the requirements under our Bylaws with respect to advance notice of any nomination, any stockholder that intends to solicit proxies in support of director nominees other than the company's director nominees in accordance with Rule 14a-19 must provide notice to the Corporate Secretary at the address above no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than February 13, 2023 for the 2023 Annual Meeting of Stockholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

2022 Proxy Statement | 73

ANNEX A
Non-GAAP Measures

The attached proxy statement includes non-GAAP operating income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
For our internal budgeting and resource allocation process, we use non-GAAP financial measures which exclude: (A) stock-based and deferred compensation expense; (B) amortization of intangibles; (C) investment gains and losses; (D) income tax adjustments; and (E) the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes.
We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our operational performance and give us a better understanding of how we should invest in research and development and fund infrastructure and go-to-market strategies. We use these measures to help us make budgeting decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses and to facilitate our internal comparisons to our historical operating results. In addition, we believe these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management and to compare operating results across accounting periods and to those of our peer companies.
As described above, we exclude the following items from one or more of our non-GAAP measures:
A.     Stock-based and deferred compensation expenses. Stock-based compensation expense consists of charges for employee restricted stock units, performance shares and employee stock purchases in accordance with current GAAP including stock-based compensation expense associated with any unvested options and restricted stock units assumed in connection with our acquisitions. We believe that it is useful to investors to understand the impact of the application of accounting standards pertaining to stock-based compensation to our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. Deferred compensation expense consists of charges associated with movements in our deferred compensation plan liability. Although stock-based compensation and deferred compensation expenses constitute ongoing and recurring expenses, such expenses are excluded from non-GAAP results because they are not expenses that typically require current cash settlement by us and because such expenses are not used by us to assess the core profitability of our business operations. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding these items from various non-GAAP measures facilitates comparisons to our competitors’ operating results.
B.     Amortization of intangibles. We recognize amortization expense of intangibles in connection with our acquisitions. Intangibles include (i) purchased technology, (ii) trademarks, (iii) customer contracts and relationships and (iv) other intangible assets. In accordance with GAAP, we amortize the fair value of the intangibles based on the pattern in which we expect the economic benefits of the intangibles will be consumed as revenue is generated. Although the intangibles generate revenue for us, we exclude this item because the expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance, liquidity and our ability to invest in research and development, fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results and comparisons to our competitors’ operating results.

C.     Investment gains and losses. We recognize investment gains and losses principally from realized gains or losses from the sale and exchange of marketable equity investments, other-than-temporary declines in the value of marketable and non-marketable equity securities, unrealized holding gains and losses associated with our deferred compensation plan assets, gains and losses on the sale of equity securities held indirectly through investment partnerships and gains and losses associated with the recording of equity or cost method investments to fair value upon obtaining control through a business combination, as required by GAAP. We do not actively trade publicly held securities nor do we rely on these securities positions for funding our ongoing operations. We exclude investment gains and losses on these equity securities because these items are unrelated to our ongoing business and operating results.
D.     Income tax adjustments. Our income tax expense is based on our GAAP taxable income and actual tax rates in effect, which can differ significantly from the non-GAAP tax rate applied to our non-GAAP financial results. In arriving at our non-GAAP tax rate, certain non-recurring and period-specific income tax adjustments, such as a one-time tax charge in connection with an acquisition, resolution of certain income tax audits and any significant financial impacts and certain indirect effects resulting from tax legislation or changes to our trading structure are made to help us assess the core profitability of our business operations. This non-GAAP tax rate could be subject to change for several reasons, including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results.
E.     Income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to our ongoing operations.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures, and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.

Reconciliation
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this proxy statement (in millions, except per share data).

	Year Ended
	December 3, 2021	November 27, 2020
Operating income:

GAAP operating income	$5,802	$4,237
Stock-based and deferred compensation expense	1,107	924
Amortization of intangibles	350	360
Non-GAAP operating income	$7,259	$5,521

Earnings per share:

GAAP diluted earnings per share	$10.02	$10.83
Stock-based and deferred compensation expense	2.30	1.90
Amortization of intangibles	0.73	0.74
Investment (gains) losses, net	(0.03)	(0.03)
Income tax adjustments	(0.54)	(3.34)
Non-GAAP diluted earnings per share	$12.48	$10.10

Shares used in computing diluted earnings per share	481	485

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O ADOBE Inc. P.O. BOX 1342 BRENTWOOD, NY 11717
Adobe Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the internet, by telephone or by mail. Your internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the internet, by telephone or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET
Before the meeting: Go to www . proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting: Go to www . virtualshareholdermeeting.com/ADBE2022

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 13, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D31965-P49170	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADOBE INC.

Vote on Directors						Vote on Proposals

The Board of Directors recommends a vote FOR the following:						The Board of Directors recommends a vote FOR proposals 2 and 3.
1.	Election of the twelve (12) Directors proposed in the accompanying Proxy Statement to serve for a one-year term.		For	Against	Abstain			For	Against	Abstain

	1a.	Amy Banse	☐	☐	☐	2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on December 2, 2022.	☐	☐	☐
	1b.	Brett Biggs	☐	☐	☐
	1c.	Melanie Boulden	☐	☐	☐	3.	Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
	1d.	Frank Calderoni	☐	☐	☐
	1e.	Laura Desmond	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjourment or postponement thereof.
	1f.	Shantanu Narayen	☐	☐	☐
	1g.	Spencer Neumann	☐	☐	☐
	1h.	Kathleen Oberg	☐	☐	☐
	1i.	Dheeraj Pandey
	1j.	David Ricks	☐	☐	☐
	1k.	Daniel Rosensweig	☐	☐	☐
	1l.	John Warnock	☐	☐	☐
Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by a President or Vice President and a Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at https:// www .proxyvote.com.

D31966-P49170

ADOBE INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints each of John Warnock and Shantanu Narayen with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually on Thursday, April 14, 2022 at 9:00 a.m. Pacific Time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of each of the nominees listed on the reverse side for the Board of Directors, and FOR Proposals 2 and 3. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)